                                                                    Exhibit 4.1


                          American Lawyer Media, Inc.,
                                    as Issuer

                         ALM, LLC, Counsel Connect, LLC,
                                ALM IP, LLC, and
                            ALM Counsel Connect Inc.
                                  as Guarantors

                                  $175,000,000

                               9 3/4% Senior Notes
                              due December 15, 2007

                                  -------------

                                    INDENTURE

                          Dated as of December 22, 1997

                                  -------------

                              The Bank of New York,
                                   as Trustee






                                TABLE OF CONTENTS
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                                    Article I
                          DEFINITIONS AND INCORPORATION
                                   BY REFERENCE..............................................  1
SECTION 1.01  DEFINITIONS....................................................................  1
SECTION 1.02  OTHER DEFINITIONS.............................................................. 23
SECTION 1.03  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.............................. 25
SECTION 1.04  RULES OF CONSTRUCTION.......................................................... 25

                                   Article II
                                   THE NOTES................................................. 26
SECTION 2.01  FORM AND DATING................................................................ 26
SECTION 2.02  EXECUTION AND AUTHENTICATION................................................... 29
SECTION 2.03  REGISTRAR AND PAYING AGENT..................................................... 30
SECTION 2.04  PAYING AGENT TO HOLD MONEY IN TRUST............................................ 30
Section 2.05  Holder Lists................................................................... 31
SECTION 2.06  PAYMENT........................................................................ 31
SECTION 2.07  TRANSFER AND EXCHANGE.......................................................... 31
SECTION 2.08  REPLACEMENT NOTES.............................................................. 38
SECTION 2.09  OUTSTANDING NOTES.............................................................. 38
SECTION 2.10  TREASURY NOTES................................................................. 39
SECTION 2.11  TEMPORARY NOTES................................................................ 39
SECTION 2.12  CANCELLATION................................................................... 39
SECTION 2.13  DEFAULTED INTEREST............................................................. 40
SECTION 2.14  CUSIP NUMBERS.................................................................. 40

                                   Article III
                             REDEMPTION AND PREPAYMENT....................................... 40
SECTION 3.01  NOTICES TO TRUSTEE............................................................. 40
SECTION 3.02  SELECTION OF NOTES TO BE REDEEMED.............................................. 41
SECTION 3.03  Notice of Redemption........................................................... 41
SECTION 3.04  EFFECT OF NOTICE OF REDEMPTION................................................. 42
SECTION 3.05  DEPOSIT OF REDEMPTION PRICE.................................................... 42
SECTION 3.06  NOTES REDEEMED IN PART......................................................... 43
SECTION 3.07  OPTIONAL REDEMPTION............................................................ 43
SECTION 3.08  NO MANDATORY REDEMPTION........................................................ 44

                                   Article IV
                                   COVENANTS................................................. 44
SECTION 4.01  PAYMENT OF NOTES............................................................... 44
SECTION 4.02  MAINTENANCE OF OFFICE OR AGENCY................................................ 45
SECTION 4.03  REPORTS........................................................................ 45
SECTION 4.04  COMPLIANCE CERTIFICATE......................................................... 46
SECTION 4.05  COMPLIANCE WITH LAWS, TAXES.................................................... 47
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SECTION 4.06  STAY, EXTENSION AND USURY LAWS................................................. 48
SECTION 4.07  CHANGE OF CONTROL.............................................................. 48
SECTION 4.08  LIMITATION ON SALE OF ASSETS AND SUBSIDIARY STOCK.............................. 50
SECTION 4.09  LIMITATION ON RESTRICTED PAYMENTS.............................................. 55
SECTION 4.10  LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS ........................... 58
SECTION 4.11  LIMITATION ON LIENS SECURING INDEBTEDNESS ..................................... 59
SECTION 4.12  LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS
              AFFECTING RESTRICTED SUBSIDIARIES.............................................. 60
SECTION 4.13  LIMITATION ON TRANSACTIONS WITH AFFILIATES..................................... 61
SECTION 4.14  FUTURE GUARANTORS.............................................................. 61
SECTION 4.15  LIMITATION ON LINES OF BUSINESS................................................ 62
SECTION 4.16  CORPORATE EXISTENCE............................................................ 62
SECTION 4.17  LIMITATIONS ON STATUS AS INVESTMENT COMPANY.................................... 62
SECTION 4.18  DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES........................ 62
SECTION 4.19  TRUSTEE'S APPLICATION FOR INSTRUCTIONS FROM THE COMPANY........................ 63

                                    Article V
                                    SUCCESSORS............................................... 63
SECTION 5.01  MERGER, SALE OR CONSOLIDATION ................................................. 63
SECTION 5.02  SUCCESSOR CORPORATION SUBSTITUTED.............................................. 64

                                   Article VI
                              DEFAULTS AND REMEDIES.......................................... 65
SECTION 6.01  EVENTS OF DEFAULT.............................................................. 65
SECTION 6.02  ACCELERATION................................................................... 66
SECTION 6.03  OTHER REMEDIES................................................................. 66
SECTION 6.04  WAIVER OF PAST DEFAULTS ....................................................... 67
SECTION 6.05  CONTROL BY MAJORITY............................................................ 67
SECTION 6.06  LIMITATION ON SUITS ........................................................... 67
SECTION 6.07  RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT ................................. 68
SECTION 6.08  COLLECTION SUIT BY TRUSTEE..................................................... 68
SECTION 6.09  TRUSTEE MAY FILE PROOFS OF CLAIM............................................... 69
SECTION 6.10  PRIORITIES..................................................................... 69
SECTION 6.11  UNDERTAKING FOR COSTS.......................................................... 70

                                   Article VII
                                     TRUSTEE................................................. 70
SECTION 7.01  DUTIES OF TRUSTEE.............................................................. 70
SECTION 7.02  RIGHTS OF TRUSTEE ............................................................. 71
SECTION 7.03  INDIVIDUAL RIGHTS OF TRUSTEE .................................................. 73
SECTION 7.04  TRUSTEE'S DISCLAIMER .......................................................... 73
SECTION 7.05  NOTICE OF DEFAULTS............................................................. 73
SECTION 7.06  REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES..................................... 73
SECTION 7.07  COMPENSATION AND INDEMNITY..................................................... 74
SECTION 7.08  REPLACEMENT OF TRUSTEE ........................................................ 75
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                                       ii
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SECTION 7.09  SUCCESSOR TRUSTEE BY MERGER, ETC............................................... 76
SECTION 7.10  ELIGIBILITY; DISQUALIFICATION.................................................. 76
SECTION 7.11  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.............................. 77

                                  Article VIII
                       LEGAL DEFEASANCE AND COVENANT DEFEASANCE.............................. 77
SECTION 8.01  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE....................... 77
SECTION 8.02  LEGAL DEFEASANCE AND DISCHARGE................................................. 77
SECTION 8.03  COVENANT DEFEASANCE............................................................ 78
SECTION 8.04  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE..................................... 78
SECTION 8.05  DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN
              TRUST; OTHER MISCELLANEOUS PROVISIONS.......................................... 80
SECTION 8.06  REPAYMENT TO COMPANY........................................................... 81
SECTION 8.07  REINSTATEMENT.................................................................. 81

                                   Article IX
                         AMENDMENT, SUPPLEMENT AND WAIVER.................................... 82
SECTION 9.01  WITHOUT CONSENT OF HOLDERS OF NOTES............................................ 82
SECTION 9.02  WITH CONSENT OF HOLDERS OF NOTES............................................... 83
SECTION 9.03  COMPLIANCE WITH TRUST INDENTURE ACT............................................ 85
SECTION 9.04  REVOCATION AND EFFECT OF CONSENTS.............................................. 85
SECTION 9.05  NOTATION ON OR EXCHANGE OF NOTES............................................... 85
SECTION 9.06  TRUSTEE TO SIGN AMENDMENTS, ETC................................................ 85

                                    Article X
                               SUBSIDIARY GUARANTEES......................................... 86
SECTION 10.01 SUBSIDIARY GUARANTEES.......................................................... 86
SECTION 10.02 EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES................................ 87
SECTION 10.03 GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS............................. 88
SECTION 10.04 RELEASE OF GUARANTORS.......................................................... 89
SECTION 10.05 LIMITATION OF GUARANTOR'S LIABILITY............................................ 90
SECTION 10.06 APPLICATION OF CERTAIN TERMS AND PROVISIONS TO THE
              GUARANTOR...................................................................... 90
SECTION 10.07 ADDITIONAL GUARANTORS.......................................................... 91

                                   Article XI
                                  MISCELLANEOUS.............................................. 92
SECTION 11.01 TRUST INDENTURE ACT CONTROLS................................................... 92
SECTION 11.02 NOTICES........................................................................ 92
SECTION 11.03 COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF
              NOTES ......................................................................... 93
SECTION 11.04 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT............................. 93
SECTION 11.05 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.................................. 94
SECTION 11.06 RULES BY TRUSTEE AND AGENTS ................................................... 94
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                                      iii
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SECTION 11.07 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES
              AND STOCKHOLDERS............................................................... 94
SECTION 11.08 GOVERNING LAW ................................................................. 94
SECTION 11.09 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS ................................. 95
SECTION 11.10 SUCCESSORS .................................................................... 95
SECTION 11.11 SEVERABILITY .................................................................. 95
SECTION 11.12 COUNTERPART ORIGINALS.......................................................... 95
SECTION 11.13 TABLE OF CONTENTS, HEADINGS, ETC............................................... 95



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EXHIBIT A  SERIES A NOTE                                                                    A - 1
EXHIBIT B  SERIES B NOTE                                                                    B - 1
EXHIBIT C  FORM OF CERTIFICATE OF TRANSFER FROM U.S. GLOBAL NOTE OR                         C - 1
           IAI GLOBAL NOTE TO REGULATION S TEMPORARY GLOBAL NOTE
EXHIBIT D  FORM OF CERTIFICATE OF TRANSFER FROM REGULATION S TEMPORARY                      D - 1
           GLOBAL NOTE TO U.S. GLOBAL NOTE OR IAI GLOBAL NOTE
EXHIBIT E  FORM OF CERTIFICATE OF TRANSFER FROM GLOBAL NOTE OR                              E - 1
           TRANSFER RESTRICTED SECURITY TO TRANSFER RESTRICTED
           SECURITY
EXHIBIT F  FORM OF ACCREDITED INVESTOR TRANSFEREE CERTIFICATE                               F - 1
EXHIBIT G  FORM OF CERTIFICATE OF TRANSFERS OF REGULATION S TEMPORARY                       G - 1
           GLOBAL NOTE FOR REGULATION S PERMANENT GLOBAL NOTE
EXHIBIT H  FORM OF CERTIFICATE OF TRANSFERS OF REGULATION S TEMPORARY                       H - 1
           GLOBAL NOTE FOR REGULATION S PERMANENT GLOBAL NOTE
EXHIBIT I  FORM OF CERTIFICATE OF TRANSFERS OF REGULATION S PERMANENT                       I - 1
           GLOBAL NOTE FOR TRANSFER RESTRICTED SECURITIES
EXHIBIT J  RESTRICTED SUBSIDIARY GUARANTEE                                                  J - 1
EXHIBIT K  FORM OF SUPPLEMENTAL INDENTURE                                                   K - 1

                  INDENTURE dated as of December 22, 1997, among American Lawyer Media, Inc., a Delaware corporation (the "Company"), ALM, LLC, Counsel Connect LLC, ALM IP, LLC and ALM Counsel Connect Inc. (the "Guarantors"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

                  Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 9 3/4% Series A Senior Notes due 2007 (the " Series A Notes") and the 9 3/4% Series B Senior Notes due 2007 (the "Series B Notes") together with the Series A Notes (the "Notes"):


                                     Article
                                        I
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE


SECTION 1.01 DEFINITIONS

                  "Acquired Indebtedness" means Indebtedness of any Person existing at the time such Person becomes a Restricted Subsidiary of the Company, including by designation, or is merged or consolidated into or with the Company or one of its Restricted Subsidiaries or is assumed by the Company or a Restricted Subsidiary in connection with the acquisition of assets from such Person.

                  "Acquisition" means the purchase or other acquisition of any Person or all or substantially all the assets of any Person by any other Person or any division or line of business of such Person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

                  "Acquisition Transactions" means the Acquisition of National Law Publishing Company, Inc. by the Company, including the related financing transactions.

                  "Adjusted Consolidated Net Income" means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period plus any non-cash charges for such period relating to the amortization of goodwill or other intangibles or any other purchase accounting adjustment resulting from any acquisition.

                  "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, provided, that with respect to ownership interest in the Company and its Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

                  "Agent" means any Registrar, Paying Agent or co-registrar.

                  "ALM" means American Lawyer Media, Inc. and its subsidiaries (and its predecessor, ALM Holdings, LLC) since the ALM Acquisition.

                  "ALM Acquisition" means the acquisition by ALM of substantially all of the assets and certain liabilities related to American Lawyer Media L.P. on August 27, 1997.

                  "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

                  "Bankruptcy Law" means title 11, U.S. Code, as amended, or any similar federal or state law for the relief of debtors.

                  "Beneficial Owner" or "beneficial owner" for purposes of the definitions of "Change of Control" and "Affiliate" has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue
Date), whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares or other Equity Interests that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

                  "Board of Directors" means, with respect to any Person, the board of directors (or, in the case of a partnership, limited liability company or similar entity, the management committee or other body exercising substantially similar functions) of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the board of directors or similar body of such Person.

                  "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York, are authorized or obligated by law or executive order to close.

                  "Capital Stock" means (a) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person and (b) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

                  "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

                  "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the U.S. Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having at least the second highest rating obtainable from either Standard & Poor's Rating Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (c) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having at least the second highest rating obtainable from either S&P or Moody's;
(d) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having at the date of acquisition combined capital and surplus of not less than $500.0 million; (e) shares of any money market mutual fund that (i) has its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $500.0 million and (iii) has at least the second highest rating obtainable from either S&P or Moody's; and (f) repurchase agreements with respect to, and which are fully secured by a perfected security interest in, obligations of a type described in clause (a) or clause (b) above and are with any commercial bank described in clause (d) above.

                  "Change of Control" means (a) any merger or consolidation of the Company with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than a Permitted Transferee, is or becomes the "beneficial owner" (as defined in Rules 13(d) and 14(d) of the Exchange Act), directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of members of the board of directors, managers, or trustees, as applicable, of the transferee(s) or surviving entity or entities, (b) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than a Permitted Transferee, is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Equity Interests of the Company then outstanding normally entitled to vote in elections of members of the board of directors, managers, or trustees, as applicable, or (c) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the Holders of Equity Interests of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

                  "Consolidated EBITDA" means, with respect to any Person, for any period, the Adjusted Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (a) consolidated income tax expense, (b) consolidated depreciation and amortization expense, provided that consolidated depreciation and amortization of a Subsidiary that is a less than wholly owned subsidiary shall only be added to the extent of the equity interest of such Person in such Subsidiary, (c) Consolidated Fixed Charges, and (d) all other expenses reducing Consolidated Net Income for such period that do not represent cash disbursements for such period (excluding any expense to the extent it represents an accrual of or reserve for cash disbursements for any subsequent period prior to the Stated Maturity of the Notes) less, to the extent included in the calculation of Consolidated Net Income, the amount of all cash payments made by such Person or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period, provided that with respect to the Company each of the foregoing items shall be determined on a consolidated basis with respect to the Company and its Restricted Subsidiaries only.

                  "Consolidated Fixed Charges" with respect to any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries during such period, including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness,
(ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap or Hedging Obligations, in each case to the extent attributable to such period, and
(b) the amount of dividends accrued or payable (or guaranteed) by such person or any of its Consolidated Subsidiaries in respect of preferred Equity Interests (other than by Subsidiaries of such Person to such Person or such Person's wholly owned subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guarantee by such Person or a Subsidiary of such Person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

                  "Consolidated Net Income" means, with respect to any Person, for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) all gains (but not losses) which are either extraordinary (as determined in accordance with GAAP) or are nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock), (b) the net income, if positive, of any Person, other than a Restricted Subsidiary, in which such Person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a Restricted Subsidiary of such Person during such period, but in any case not in excess of such Person's pro rata share of such Person's net income for such period, (c) the net income or loss of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, and (d) the net income, if positive, of any of such Person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary.

                  "Consolidated Net Worth" means, with respect to any Person at any date means the aggregate consolidated stockholders' equity of such Person (plus amounts of equity attributable to preferred stock) and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such Person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), (a) the amount of any such stockholders' equity attributable to Disqualified Equity Interests or treasury stock of such Person and its Consolidated Subsidiaries, (b) all upward revaluations and other write-ups in the book value of any asset of such Person or a Consolidated Subsidiary of such Person subsequent to the Issue Date, and (c) all investments in subsidiaries that are not Consolidated Subsidiaries and in Persons that are not Subsidiaries.

                  "Consolidated Subsidiary" means, for any Person, each subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

                  "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give written notice to the Company.

                  "Credit Agreement" means an agreement by and among the Company (which term, for purposes of this definition only shall also include any of the Company's Affiliates that shall be a party thereto), and the lenders, arrangers and syndication agents from time to time party thereto providing for a senior revolving credit facility or similar facility, as such Credit Agreement and/or related documents may be amended, restated, supplemented, renewed, replaced, refinanced, restructured or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, provided, that such Credit Agreement may be secured. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any such Credit Agreement and all refundings, refinancings and replacements thereof, including any agreement (a) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (b) adding or deleting borrowers or guarantors thereunder, so long as borrowers and guarantors include one or more of the Company and its Subsidiaries and their respective successors and assigns,
(c) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (d) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of this Indenture.

                  "Custodian" means any receiver, trustee, assignee liquidator or similar official under any Bankruptcy Law.

                  "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

                  "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depository with respect to the Notes, until a successor shall have been appointed and become such Depository pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

                  "Determined Fair Market Value" shall mean Fair Market Value as determined by the Board of Directors, except that with respect to the evaluation of any Person, business, property, asset or transaction, or series or group thereof, involving more than $5.0 million, Determined Fair Market Value shall be determined by a Third Party Evaluator.

                  "Direct Participants" means participating organizations in DTC, including securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations, including Euroclear and CEDEL.

                  "Discount Notes" means the 12.25% Senior Discount Notes due 2008 issued by Holdings.

                  "Disqualified Equity Interests" means (a) except as set forth in (b), with respect to any Person, Equity Interests of such Person that, by their terms, or by the terms of any agreement or instrument pursuant to which such Equity Interests are issued, or by the terms of any security into which such Equity Interests are convertible, exercisable or exchangeable, are, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased (including at the option of the Holder thereof) by such Person or any of its Restricted Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Notes and (b) with respect to any Restricted Subsidiary of such Person (including with respect to any Restricted Subsidiary of the Company), any Equity Interests other than any common equity with no preference, privileges, or redemption or repayment provisions.

                  "Equity Interest" of any Person means any shares, interests, participations or other equivalents (however designated) in such Person's equity, and shall in any event include any capital stock issued by, or partnership or membership interests in, such Person.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Series B Notes for Series A Notes.

                  "Exempted Affiliate Transaction" means (a) transactions with any officer, director, partner or managing member in his or her capacity as such, entered into in the ordinary course of business, including without limitation customary employee, director or manager compensation or indemnification arrangements approved by the Board of Directors of the Company,
(b) Permitted Investments and transactions otherwise permitted under Section
4.09 hereof, and (c) transactions solely between the Company and any of its Restricted Subsidiaries or solely among Restricted Subsidiaries of the Company.

                  "Existing Indebtedness" means the Indebtedness of the Company and its Subsidiaries (other than Indebtedness, if any, under the Credit Agreement) in existence on the date of this Indenture until such amounts are repaid.

                  "Fair Market Value" means, with respect to any Person, business, asset, property or transaction, the price that could be negotiated in an arm's length, free market transaction, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

                  "40-day Restricted Period" means the 40-day period commencing on the day after the later of the Offering and the original Issue Date, as defined in Regulation S of the Securities Act.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which are in effect on the date of this Indenture. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the Indenture shall be made without giving effect to depreciation, amortization or other expenses recorded as a result of the application of purchase accounting in accordance with Accounting Principles Board Option Nos. 16 and 17.

                  "Global Notes Legend" means the legend set forth in Exhibits A and B to be placed on all Notes issued under this Indenture except as otherwise permitted by the provisions of Section 2.07 hereof.

                  "Guarantee" means a guarantee or other credit support (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                  "Guarantors" means each of the Company's present and future Restricted Subsidiaries, which have guaranteed the Notes in accordance with this Indenture.

                  "Holder" means a Person in whose name a Note is registered on the Registrar's books.

                  "Holdings" means American Lawyer Media Holdings, Inc.

                  "IAI" means an institutional "accredited investor" as defined in Rule 501(a)(1), (2) (3) or (7) of the Securities Act.

                  "Indebtedness" of any Person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such person in accordance with GAAP, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors; (b) all liabilities and obligations, contingent or otherwise, of such Person (i) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (ii) relating to any Capitalized Lease Obligation, or (iii) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit other than trade letters of credit, to the extent not issued pursuant to any Credit Agreement or any Refinancing Indebtedness in respect thereof, but only to the extent such letters of credit are drawn upon and not paid or reimbursed by such Person within 30 days of incurrence; (c) all net obligations of such Person under Interest Swap or Hedging Obligations; (d) all liabilities and obligations of others of the kind described in the preceding clause (a), (b) or (c) that such Person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such person and all obligations to purchase, redeem or acquire any Equity Interests; (e) any and all refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to (in any such case, which increases the principal amount of Indebtedness thereunder or the assets covered by any associated Lien), any liability of the kind described in any of the preceding clauses (a), (b),
(c) or (d), or this clause (e), whether or not between or among the same parties; and (f) all Disqualified Equity Interests of such

Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends) but only to the extent that such obligations arise on or prior to the Stated Maturity of the Notes. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Equity Interests which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Equity Interests, such Fair Market Value to be determined in good faith by the Board of Directors (or managing general partner) of the issuer of such Disqualified Equity Interests.

                  "Indenture" means this Indenture, as amended or supplemented from time to time.

                  "Indirect Participants" means, in relation to DTC, entities other than Direct Participants that have access to DTC's book entry system by clearing through or maintaining a direct or indirect, custodial relationship with a Direct Participant.

                  "Initial Purchasers" means Wasserstein Perella Securities, Inc., BancAmerica Robertson Stephens and BancBoston Securities Inc. as the initial purchasers under the purchase agreement between the Initial Purchasers, the Company and certain Guarantors, dated December 17, 1997.

                  "Interest Payment Date" means the date upon which interest payments on the Notes shall be made, as set forth in Exhibit A and Exhibit B hereto.

                  "Interest Swap or Hedging Obligation" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

                  "Investment" by any Person in any other Person means (without duplication) (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership, membership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition; (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, trade credit, endorsements for collection or deposits arising in the ordinary course of business); (c) other than guarantees of Indebtedness to the extent permitted by Section 4.10, the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person; (d) the making of any capital contribution by such person to such other Person; and (e) the designation by the Board of Directors of the Company of any Person (including without limitation a Restricted Subsidiary) to be an Unrestricted Subsidiary. The Company shall be deemed to make an Investment in an amount equal to the Determined Fair Market Value of the net assets of any Restricted Subsidiary (or, if neither the Company nor any of its Restricted Subsidiaries has theretofore made an Investment in such Subsidiary, in an amount equal to the Investments being made), at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or a Restricted Subsidiary of the Company shall be deemed an Investment valued at its Determined Fair Market Value at the time of such transfer.

                  "Issue Date" means the date of first issuance of the Notes under this Indenture.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                  "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

                  "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

                  "Make-Whole Premium" means, with respect to a Note at any time, the greater of (x) 9.75% of the principal amount of such Note and (y) the excess of (i) the present value at such time, discounted from the first date on which such Note could be redeemed at the option of the Company pursuant to the provisions of paragraph (a) of

Section 3.07 of this Indenture, of the principal amount at maturity of such Note plus the amount of premium that would be due on such Note were it to be redeemed on the first date on which such Note could be redeemed at the option of the Company pursuant to the provisions of paragraph (a) of Section 3.07 of this Indenture, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (ii) the then outstanding principal amount of such Note.

                  "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale of Qualified Equity Interests and by the Company and its Restricted Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Equity Interests upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary) expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Equity Interests, and, in the case of an Asset Sale only, less (a) the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its Subsidiaries in connection with such Asset Sale and (b) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

                  "Non-Recourse Debt" means Indebtedness (a) as to which neither the Company nor any of its Restricted Subsidiaries (i) provide credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly or indirectly liable (as a guarantor or otherwise) or (iii) constitutes the lender, (b) no default with respect to which (including any rights that the Holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any Holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (c) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

                  "Non-U.S. Person" means a Person other than a U.S. Person.

                  "Note Custodian" means the Trustee, as custodian with respect to the Global Notes, or any successor entity thereto.

                  "Obligations" means any principal, premium, interest, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Offering" means the offering of the Notes by the Company.

             "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

                  "Officers' Certificate" means a certificate signed on behalf of the Company by at least one Officer of the Company.

                  "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
11.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

                  "Parent" means Holdings or its successor.

                  "Permitted Indebtedness" means any of the following:

         (a) Indebtedness of the Company and its Restricted Subsidiaries, as applicable, evidenced by the Notes and the Guarantees up to the amounts specified herein as of the date thereof;

         (b) Refinancing Indebtedness incurred by the Company or a Restricted Subsidiary, as applicable, with respect to any Indebtedness described in clause
(a), (c), (f), (g) or (h) of this definition or incurred under the first paragraph of Section 4.10 hereof or which is Existing Indebtedness (after giving effect to the Transactions), provided that (i) any such Refinancing Indebtedness that is secured refinances only other Indebtedness that is similarly secured and
(ii) such secured Refinancing Indebtedness, to the extent secured, is secured only by the assets that secured the Indebtedness so refinanced;

         (c) Indebtedness of the Company and its Restricted Subsidiaries solely in respect of bankers acceptances, letters of credit and performance or surety bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Company's industry; provided, that the aggregate principal amount of such Indebtedness at any one time outstanding (including any Refinancing Indebtedness in respect thereof) shall not exceed $2.5 million;

         (d) Indebtedness of the Company to any Restricted Subsidiary, and Indebtedness of any Restricted Subsidiary to any other Restricted Subsidiary or to the Company; provided, that (i) in the case of Indebtedness of the Company, the Company's Obligations under such Indebtedness shall be unsecured and, whether or not expressly so stated in writing, shall be deemed to be subordinated in all respects to the Company's Obligations under the Notes and this Indenture and (ii) the date of any event that causes such Restricted Subsidiary no longer to be a Restricted Subsidiary shall be considered the Incurrence Date of the Obligations in respect of such Indebtedness;

         (e) Guarantees by the Company or any Restricted Subsidiary of Indebtedness of the Company or another Restricted Subsidiary, and Guarantees by the Company of any Indebtedness of any Restricted Subsidiary, in each case that is otherwise permitted to be incurred pursuant to this Indenture;

         (f) Purchase Money Indebtedness incurred by the Company and its Restricted Subsidiaries on or after the Issue Date, provided, that (i) the aggregate principal amount of such Indebtedness incurred on or after the Issue Date and outstanding at any time pursuant to this paragraph (f) (including any Refinancing Indebtedness with respect to such Indebtedness) shall not exceed $2.0 million, and (ii) in each case, such Indebtedness shall not constitute more than 100% of the cost (determined in accordance with GAAP) to the Company or such Restricted Subsidiary, as applicable, of the property so purchased or leased;

         (g) provided that no Event of Default shall have occurred and be continuing, unsecured Indebtedness of the Company and its Restricted Subsidiaries (in addition to Indebtedness permitted by any other clause of this definition) in an aggregate principal amount outstanding at any time (including any Refinancing Indebtedness in respect thereof) of up to $5.0 million (which, if such Indebtedness is incurred under a Credit Agreement, may be secured Indebtedness);

         (h) Indebtedness of the Company and its Restricted Subsidiaries pursuant to a Credit Agreement up to an aggregate principal amount outstanding at any time (including any Refinancing Indebtedness with respect to such Indebtedness) of $40.0 million, minus the amount of any such Indebtedness (i) retired with the Net Cash Proceeds from any Asset Sale (as defined in Section 4.08 hereof) and applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to clause (a)(ii)(B) of the first paragraph of
Section 4.08 hereof, or (ii) assumed by a transferee in an Asset Sale;

         (i) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary; provided, however, that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed 25% of the gross proceeds (with proceeds other than cash or Cash Equivalents being valued at the Determined Fair Market Value thereof by the Board of Directors of the Company at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition; and

         (j) Interest Swap or Hedging Obligations of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries otherwise permitted under this Indenture and Interest Swap or Hedging Obligations of any Restricted Subsidiary of the Company covering Indebtedness of such Restricted Subsidiary otherwise permitted under this Indenture; provided, however, that such Interest Swap or Hedging Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture to the extent the notional principal amount of such Interest Swap or Hedging Obligations does not exceed the principal amount of the Indebtedness to which such Interest Swap or Hedging Obligations relate.

                  "Permitted Investment" means Investments in (a) any of the Notes; (b) Cash Equivalents; (c) intercompany indebtedness to the extent permitted under clause (d) of the definition of "Permitted Indebtedness"; (d) any Investments in the Company or any Restricted Subsidiary by the Company or another Restricted Subsidiary, as applicable; (e) Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company or
(ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company, (f) Investments in existence on the Issue Date, (g) loans and advances to employees of the Company or any of its Subsidiaries in the ordinary course of business and on terms consistent with the Company's practices in effect prior to the Issue Date, including travel, moving and other like advances, (h) stock, obligations or securities received in the ordinary course of business in settlement of debts owing to the Company or a Subsidiary thereof as a result of foreclosure, perfection, enforcement of any Lien or in a bankruptcy proceeding; (i) Investments in Persons to the extent any such Investment represents the non-cash consideration otherwise permitted under the terms of the Indenture to be received by the Company or its Restricted Subsidiaries in connection with an Asset Sale; (j) Interest Swap or Hedging Obligations to the extent permitted under the definition of "Permitted Indebtedness" in this Indenture; (k) any issuance of Equity Interests of the Company or any Restricted Subsidiary in exchange for Equity Interests, property or assets of another Person; provided that the transactions underlying the issuance or exchange of such Equity Interests are otherwise permitted by this Indenture, (l) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons; (m) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases of intellectual property, in any case, in the ordinary course of business, and (n) additional Investments in an aggregate amount not exceeding $1.0 million at any one time outstanding.

                  "Permitted Lien" means (a) Liens existing on the Issue Date;
(b) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; (c) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business, provided that (i) the underlying obligations are not overdue for a period of more than 30 days or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company or its Restricted Subsidiary, as the case may be, in accordance with GAAP; (d) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (e) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or any of its Restricted Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries; (f) Liens arising by operation of law in connection with judgments, but only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; (g) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation; (h) Liens securing the Notes; (i) Liens securing Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, provided that such Liens were in existence prior to the date of such Acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets; (j) Liens arising from Purchase Money Indebtedness permitted to be incurred pursuant to clause (f) of the definition of "Permitted Indebtedness," provided, such Liens relate solely to the property which is subject to such Purchase Money Indebtedness; (k) leases or subleases granted to other persons in the ordinary course of business not materially interfering with the conduct of the business of the Company or any of its Restricted Subsidiaries or materially detracting from the value of the relative assets of the Company or any Restricted Subsidiary; (l) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business; (m) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Notes in any material respect than the terms of the Liens securing such refinanced Indebtedness provided that the Indebtedness secured is not increased and the lien is not extended to any additional assets or property that would not have been security for the Indebtedness refinanced; (n) Liens arising under options or agreements to sell assets; (o) other Liens securing obligations incurred in the ordinary course of business, which obligations do not exceed $1.0 million in the aggregate at any one time outstanding; (p) Liens securing Interest Rate Swap or Hedging Obligations; (q) Liens on any property or assets of a Restricted Subsidiary granted in favor of the Company or any Wholly-Owned Restricted Subsidiary; (r) Liens securing the Obligations under a Credit Agreement, including revolving credit Indebtedness of up to $40.0 million and (s) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (r); provided, that any such extension, renewal or replacement shall not extend to any additional property or assets.

                  "Permitted Transferee" means Holdings, U.S. Equity Partners, L.P. and U.S. Equity Partners (Offshore), L.P. or any of their respective Affiliates or successors. The term "Permitted Transferee" shall be deemed to include any other Holder or Holders of Equity Interests of the Company having ordinary voting power if Wasserstein Perella & Co., or any Affiliate thereof, shall hold the irrevocable general proxy of each such Holder in respect of the shares held by such Holder.

                  "Person" means any individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

                  "Preferred Equity Interest" of any Person means any Equity Interest of such Person that has preferential rights to any other Equity Interest of such Person with respect to dividends or redemptions or upon liquidation.

                  "Public Equity Offering" means a public offering by the Company or Holdings of shares of its common stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such Qualified Equity Interests; provided, however, that in connection with any such Public Equity Offering by Holdings the net proceeds of such Public Equity Offering are contributed to the Company as equity.

                  "Purchase Agreement" means the purchase agreement dated as of December 17, 1997 between the Initial Purchasers, the Company and certain Guarantors.

                  "Purchase Money Indebtedness" of any Person means any Indebtedness of such Person to any seller or other Person incurred solely to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease) or construction of any real or personal tangible property which, in the reasonable good faith judgment of the Board of Directors of the Company, is directly related to a Related Business of the Company and which is incurred concurrently with such acquisition and is secured only by the assets so financed.

                  "QIB" means a Qualified Institutional Buyer as defined in Rule 144A of the Securities Act.

                  "Qualified Equity Interests" means any Equity Interests of the Company that are not Disqualified Equity Interests.

                  "Qualified Exchange" means any legal defeasance, redemption, retirement, repurchase or other acquisition of Equity Interests or Indebtedness of the Company issued on or after the Issue Date with the Net Cash Proceeds received by the Company from the substantially concurrent sale of Qualified Equity Interests or any exchange of Qualified Equity Interests for any Equity Interests or Indebtedness of the Company issued on or after the Issue Date.

                  "Record Date" means June 1 and December 1 of each year.

                  "Refinancing Indebtedness" means Indebtedness (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness in a principal amount or having a liquidation preference not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of (i) the principal amount or liquidation preference of the

Indebtedness so refinanced (including premiums, if any, and fees in connection therewith) and (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (A) such Refinancing Indebtedness shall (I) not have a Weighted Average Life to Maturity shorter than that of the Indebtedness to be so refinanced at the time of such Refinancing and
(II) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the Notes than was the Indebtedness to be refinanced, (B) such Refinancing Indebtedness shall have no installment of principal (or mandatory redemption payment) scheduled to come due earlier than the scheduled maturity of any installment of principal of the Indebtedness to be so refinanced which was scheduled to come due prior to the Stated Maturity, and (C) such Refinancing Indebtedness shall be secured (if secured) in a manner no more adverse to the Holders of the Notes than the terms of the Liens (if any) securing such refinanced Indebtedness, including, without limitation, the amount of Indebtedness secured shall not be increased.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Indenture, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

                  "Related Business" means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are reasonably related businesses.

                  "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Restricted Investment" means, in one or a series of related transactions, any Investment, other than investments in Cash Equivalents and other Permitted Investments; provided, however, that a merger of another Person with or into the Company or a Restricted Subsidiary otherwise permitted in accordance with the terms of this Indenture shall not be deemed to be a Restricted Investment so long as the surviving entity is the Company or a direct wholly owned Restricted Subsidiary.

                  "Restricted Payment" means, with respect to any Person, (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such Person or any parent or Subsidiary of such Person, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such Person or any Subsidiary or parent of such Person,
(c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such Person or a parent or Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness and (d) any Restricted Investment by such Person; provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Equity Interests of an issuer to the extent payable solely in shares of Qualified Equity Interests of such issuer; and (ii) any dividend, distribution or other payment to the Company or to any Restricted Subsidiary, by any Restricted Subsidiary; and (iii) dividends or distributions by a Restricted Subsidiary of the Company, provided that to the extent that a portion of such dividend or distribution is paid to a holder of Equity Interests of such Restricted Subsidiary other than a Company or a Restricted Subsidiary, such portion of such dividend or distribution is not greater than such holders pro rata aggregate common equity in such Restricted Subsidiary.

                  "Restricted Securities Legend" means the legend set forth in Exhibit A and Exhibit B to be placed on all Series A Notes issued under this Indenture.

                  "Restricted Subsidiary" means a Subsidiary of the Company other than an Unrestricted Subsidiary.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Significant Subsidiary" shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date.

                  "Shelf Registration Statement" means the shelf registration statement filed under Rule 415 of the Securities Act pursuant to the Registration Rights Agreement.

                  "Stated Maturity," when used with respect to any Note, means December 15, 2007.

                  "Subordinated Indebtedness" means Indebtedness of the Company or a Restricted Subsidiary that is expressly subordinated in right of payment by its terms or the terms of any document or instrument or instrument relating thereto to the Notes or such Guarantee, as applicable.

                  "Subsidiary," with respect to any Person, means (a) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, (b) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least majority ownership interest, or (c) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and in which such Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest. Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of the Company.

                  "Subsidiary Guarantees" means the Subsidiary Guarantees of the Guarantors in the form set forth as Exhibit J hereto.

                  "Third-Party Evaluator" shall mean an investment banking firm of national reputation that is not an Affiliate of the Company or a Subsidiary; provided, that if the subject matter, type or scope of the evaluation is outside the scope of evaluation customarily done by investment banking firms, then such Third-Party Evaluator shall be an accounting firm or appraisal or valuation firm of national reputation that is not an Affiliate of, and is otherwise independent of, the Company and its Subsidiaries.

                  "TIA" means the Trust Indenture Act of 1939 as in effect on the date on which this Indenture is qualified under the TIA.

                  "Transactions" means the Offering, the acquisition by the Company of National Law Publishing Company, Inc. pursuant to the Stock Purchase Agreement dated as of October 23, 1997, the contribution of an aggregate of $108.5 million to the equity capital of the Company by Holdings, and the repayment of a $31.5 million secured promissory note by ALM to the former owner of American Lawyer Media, L.P. and a $32.0 million equity bridge note by ALM to an affiliate of Wasserstein Perella Group, Inc.

                  "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least five Business Days prior to the date fixed for repayment (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the then remaining Weighted Average Life to Maturity of the

Notes (calculated as if the first date on which the Notes can be redeemed at the option of the Company pursuant to paragraph (a) of Section 3.07 hereof were the final maturity of the Notes); provided, however, that if such Weighted Average Life to Maturity of the Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if such Weighted Average Life to Maturity of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

                  "Trustee" means the party named as such in the preamble until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                  "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                  "Unrestricted Subsidiary" means any Subsidiary of the Company that does not own any Capital Stock of, or own or hold any Lien on any property of, the Company or any other Restricted Subsidiary of the Company and that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company); provided, that such Subsidiary (a) shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business, (b) has no Indebtedness other than Non-Recourse Debt, (c) is a Person with respect to which neither the Company nor any of the Subsidiaries has any direct or indirect obligation to subscribe for additional Equity Interests or maintain or preserve such Person's financial condition or to cause such Person to achieve any specified level of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

                  "U.S. Government Obligations" means direct noncallable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

                  "U.S. Person" means (a) any individual resident in the United States, (b) any partnership or corporation organized or incorporated under the laws of the United States, (c) any estate of which an executor or administrator is a U.S. Person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-U.S. Person who has sole or shared investment discretion with respect to its assets),

(d) any trust of which any trustee is a U.S. Person (other than a trust of which at least one trustee is a non-U.S. Person who has sole or shared investment discretion with respect to its assets and no beneficiary of the trust (and no settler, if the trust is revocable) is a U.S. Person), (e) any agency or branch of a foreign entity located in the United States, (f) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person, (g) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States (other than such an account held for the benefit or account of a non-U.S. Person), (h) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act (unless it is organized or incorporated and owned, by "accredited investors" within the meaning of Rule 501(a) under the Securities Act who are not natural persons, estates or trusts); provided, however, that the term "U.S. Person" shall not include (i) a branch or agency of a U.S. Person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business, (ii) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country and (iii) the international organizations set forth in Section 902(o)(vii) of Regulation S under the Securities Act and any other similar international organizations, and their agencies, affiliates and pension plans.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

                  "Wholly-Owned Restricted Subsidiary" means a Restricted Subsidiary all the Equity Interests of which are owned by the Company or one or more Wholly-Owned Restricted Subsidiaries of the Company (other than directors' qualifying shares and nominal amounts required to be held by foreign nationals under applicable law).

SECTION 1.02 OTHER DEFINITIONS


                                                                         Defined in
               Term                                                        Section
               ----                                                       --------
               "Acceleration Notice"                                        6.02
               "Additional Guarantee"                                       10.07

                                                                        Defined in
               Term                                                        Section
               ----                                                       --------
               "Additional Guarantor"                                       10.07
               "Affiliate Transaction"                                      4.14
               "Asset Sale"                                                 4.08
               "Asset Sale Offer"                                           4.08
               "Asset Sale Offer Amount"                                    4.08
               "Asset Sale Offer Period"                                    4.08
               "Asset Sale Offer Price"                                     4.08
               "Asset Sale Purchase Date"                                   4.08
               "Benefitted Party"                                           11.01
               "Calculation Date"                                           1.01
               "Cedel"                                                      2.01
               "Change of Control Offer"                                    4.07
               "Change of Control Offer Period"                             4.07
               "Change of Control Payment"                                  4.07
               "Change of Control Purchase Date"                            4.07
               "Change of Control Purchase Price"                           4.07
               "Company"                                                  Preamble
               "Covenant Defeasance"                                        8.03
               "DTC"                                                        2.03
               "Euroclear"                                                  2.01
               "Event of Default"                                           6.01
               "Excess Proceeds"                                            4.08
               "Global Notes"                                               2.01
               "IAI Global Note"                                            2.01
               "Incurrence Date"                                            4.10
               "Institutional Accredited Investors"                         2.06
               "Legal Defeasance"                                           8.02
               "Moody's"                                                    1.01
               "Notes"                                                    preamble
               "Offer Amount"                                               4.08
               "Offer Period"                                               4.08
               "Paying Agent"                                               2.03
               "Payment Default"                                            6.01
               "Payment Notice"                                             10.03

                                                                        Defined in
               Term                                                        Section
               ----                                                       --------
               "Purchase Date"                                              4.08
               "Refinancing"                                                1.01
               "Registrar"                                                  2.03
               "Regulation S"                                               2.01
               "Regulation S Permanent Global Note"                         2.07
               "Regulation S Temporary Global Note"                         2.01
               "Restricted Payments"                                        4.09
               "Rule 144A"                                                  2.01
               "S&P"                                                        1.01
               "Securities Act"                                             2.06
               "Series A Notes"                                           preamble
               "Series B Notes"                                           preamble
               "U.S. Global Note"                                           2.01


SECTION 1.03 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes;

                  "indenture security Holder" means a Holder of a Note;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee;

                  "obligor" on the Notes means the Company and any successor obligor upon the Notes.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04 RULES OF CONSTRUCTION

                  Unless the context otherwise requires:

                  (1)      a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3)      "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular;

                  (5) provisions apply to successive events and transactions; and

                  (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.


                                   Article II
                                    THE NOTES

SECTION 2.01 FORM AND DATING

                  (a) The Series A Notes and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Series B Notes and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Company shall furnish any such legend not contained in Exhibit A or Exhibit B to the Trustee in writing. Each Note shall be dated the date of its authentication. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  (b) Global Notes. The Series A Notes are being offered and sold by the Company pursuant to the Purchase Agreement.

                  The Series A Notes offered and sold in reliance on Rule 144A under the Securities Act ("Rule 144A") to QIBs, or offered and sold to IAIs, both as provided in the Purchase Agreement, will be issued in denominations of $1,000 and integral multiples thereof on the Issue Date initially in the form of one or more permanent global Notes in definitive, fully registered form without interest coupons with the Global Notes Legend and the Restricted Securities Legend set forth in Exhibit A hereto (each, respectively, a "U.S. Global Note" or an "IAI Global Note") which shall be deposited on behalf of the purchasers of the Series A Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, initially The Depository Trust Company ("DTC"), duly executed by the Company and authenticated by the Trustee as hereinafter provided, and registered in the name of DTC or its nominee, in each case for credit to the accounts of DTC's Direct Participants and Indirect Participants. The aggregate principal amount of the U.S. Global Note or the IAI Global Note, as the case may be, may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, in connection with the transfer or exchange of interests, as hereinafter provided.

                  The Series A Notes offered and sold in offshore transactions in reliance on Regulation S under the Securities Act ("Regulation S"), as provided in the Purchase Agreement, will be issued in denominations of $1,000 and integral multiples thereof on the Issue Date initially in the form of a single, temporary, global Note in definitive, fully registered form without interest coupons with the Global Notes Legend and Restricted Securities Legend set forth in Exhibit A hereto (the "Regulation S Temporary Global Note"). The Regulation S Temporary Global Note will be deposited on behalf of the purchasers of the Series A Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, initially DTC, and registered in the name of a nominee of DTC for credit to the accounts of Indirect Participants at the Euroclear System ("Euroclear") and Cedel Bank, societe anonyme ("CEDEL"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Regulation S Temporary Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with the transfer of interests as hereinafter provided.

                  The Applicable Procedures shall apply to interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note (as defined herein) that are held by the Holders through Euroclear or Cedel.

                  Upon consummation of the Exchange Offer, the Series B Notes may be issued in the form of one or more permanent Global Notes in definitive, fully registered form without interest coupons with the Global Notes Legend but not the Restricted Securities Legend set forth in Exhibit A hereto, registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of such Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, in connection with the transfer or exchange of interests, as hereinafter provided.

                  (c) Certificated Notes. In addition to the provisions of
Section 2.11, entitlement holders with security entitlements in Global Notes may, upon request to the Trustee, receive a certificated Series A Note, which certificated Series A Note shall bear the Restricted Securities Legend set forth in Exhibit A hereto.

                  After a transfer of any Series A Notes during the period of the effectiveness of a Shelf Registration Statement with respect to the Series A Notes, all requirements for Restricted Securities Legends on such Series A Note will cease to apply, and a certificated Series A Note without a Restricted Securities Legend will be available to the holder of such Series A Notes. Upon the consummation of an Exchange Offer with respect to the Series A Notes pursuant to which holders of Series A Notes are offered Series B Notes in exchange for their Series A Notes, certificated Series A Notes with the Restricted Securities Legend set forth in Exhibit A hereto will be available to holders of such Series A Notes that do not exchange their Series A Notes, and Series B Notes in certificated form without the Restricted Securities Legend set forth in Exhibit A hereto will be available to holders that exchange such Series A Notes in such Exchange Offer.

                  (d) Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interest. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.07 hereof.

                  Except as set forth in Section 2.07 hereof, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

                  (e) Book-Entry Provisions. This Section 2.01(e) shall apply only to the Regulation S Temporary Global Note, the U.S. Global Note, the IAI Global Note, the Regulation S Permanent Global Note and the Series B Notes issued in the form of one or more permanent Global Notes (collectively, the "Global Notes") deposited with or on behalf of the Depositary.

                  The Company shall execute and the Trustee shall, in accordance with this Section 2.01(e), authenticate and make available for delivery initially one or more Global Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as custodian for the Depositary.

                  Direct Participants and Indirect Participants shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Direct and Indirect Participants, the operation of customary practices of such Depositary governing the exercise of the rights of an entitlement holder with a security entitlement in any Global Note.

SECTION 2.02 EXECUTION AND AUTHENTICATION

                  Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

                  If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

                  A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  The Trustee shall, upon a written order of the Company signed by two Officers, authenticate (1) Series A Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Series A Notes, and (2) Series B Notes for issue only in an Exchange Offer, pursuant to the Registration Rights Agreement in exchange for Series A Notes of a like principal amount. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in
Section 2.07 hereof.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03 REGISTRAR AND PAYING AGENT

                  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall promptly notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

                  The Company initially appoints DTC to act as Depositary with respect to the Global Notes.

                  The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

SECTION 2.04 PAYING AGENT TO HOLD MONEY IN TRUST

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05 HOLDER LISTS

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a)

SECTION 2.06 PAYMENT

                  The Company and the Trustee will treat the persons in whose names the Notes are registered (including Notes represented by Global Notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium, Liquidated Damages, if any, and interest on Global Notes registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee as the registered holder under this Indenture. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any Global Note or (ii) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

SECTION 2.07 TRANSFER AND EXCHANGE

                  When Notes are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, that any Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registration of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax, fee, assessment or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.11, 3.06 or 9.05 hereof).

                  The Company shall not be required (i) to issue, register the transfer of or exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under
Section 3.02 hereof and ending at the close of business on the day of selection, or (ii) to register the transfer, or exchange, or any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (a) Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, or of any security entitlement therein, shall only be made in accordance with Section 2.01(e) and this Section 2.07(a); provided, however, that security entitlements with respect to a Global Note may be created in the form of, or transferred to other entitlement holders who take delivery thereof in the form of a security entitlement in the same global Note in accordance with the transfer restrictions set forth in the Restricted Securities Legend and under the heading "Notice to Investors" in the Company's Offering Memorandum dated December 17, 1997. Furthermore, notwithstanding any provision herein to the contrary, transfers by an IAI (x) which is not a QIB and (y) is an initial investor in the Series A Notes, cannot be made to an IAI that is not a QIB.

                  (i) Except for transfers or exchanges made in accordance with clauses (ii) through (iv) of this Section 2.07(a), transfers of a Global Note shall be limited to transfers of such Global
                  Note in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

                  (ii) U.S. Global Note or IAI Global Note to Regulation S Temporary Global Note. If an entitlement holder with a security entitlement in the U.S. Global Note or the IAI Global Note deposited with the Depositary or the Trustee as custodian for the Depositary, wishes at any time to transfer its security entitlement in such U.S. Global Note or such IAI

                  Global Note, as the case may be, to a person who is required to take delivery thereof in the form of a security entitlement in the Regulation S Temporary Global Note, such owner may, subject to the rules and procedures of the Depositary, exchange or cause the exchange of such security entitlement for an equivalent security entitlement in the Regulation S Temporary Global Note. Upon receipt by the Trustee, as Registrar, at its office in The City of New York of (1) instructions given in accordance with the Depositary's procedures from a Direct Participant or an Indirect Participant directing the Trustee to create or cause to be created a security entitlement in the Regulation S Temporary Global Note in an amount equal to the security entitlement in the U.S. Global Note or in the IAI Global Note, as the case may be, to be exchanged, (2) a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary and the Euroclear or Cedel account to be credited with such increase and (3) a certificate in the form of Exhibit C attached hereto given by the holder of such security entitlement, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the principal amount of the U.S. Global Note or the IAI Global Note, as the case may be, and to increase or cause to be increased the principal amount of the Regulation S Temporary Global Note by the aggregate principal amount of the security entitlement in the U.S. Global Note or the IAI Global Note, as the case may be, equal to the security entitlement in the Regulation S Temporary Global Note to be exchanged or transferred, to create or cause to be credited to the account of the person specified in such instructions a security entitlement in the Regulation S Temporary Global Note equal to the reduction in the principal amount of the U.S. Global Note or the IAI Global Note, as the case may be, and to debit or cause to be debited from the account of the person making such exchange or transfer the security entitlement in the U.S. Global Note or the IAI Global Note as the case may be, that is being exchanged or transferred.

                  (iii) Regulation S Temporary Global Note to U.S. Global Note or IAI Global Note. If an entitlement holder with a security entitlement in the Regulation S Temporary Global Note deposited with the Depositary or with the Trustee as custodian for the Depositary wishes at any time to transfer its security entitlement in such Regulation S Temporary Global Note to a person who is required to take delivery thereof in the form of a security entitlement in the U.S. Global Note or, subject to
                  Section 2.07(a)(vii), in the IAI Global Note, such holder may, subject to the rules and procedures of Euroclear or Cedel, as the case may be, and the

                  Depositary, exchange or cause the exchange of such interest for an equivalent security entitlement in the U.S. Global Note or in the IAI Global Note, as the case may be. Upon receipt by the Trustee, as Registrar at its office in The City of New York of (1) instructions from Euroclear or Cedel, if applicable, and the Depositary, directing the Trustee, as Registrar, to create or cause to be created a security entitlement in the U.S. Global Notes or in the IAI Global Note, as the case may be, equal to the security entitlement in the Regulation S Temporary Global Note to be exchanged or transferred, such instructions to contain information regarding the participant account with the Depositary to be credited with such increase, (2) a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary and (3) a certificate in the form of Exhibit D attached hereto given by the owner of such beneficial interest, then Euroclear or Cedel or the Trustee, as Registrar, as the case may be, will instruct the Depositary to reduce or cause to be reduced the Regulation S Temporary Global Note and to increase or cause to be increased the principal amount of the U.S. Global Note or of the IAI Global Note, as the case may be, by the aggregate principal amount of the security entitlement in the Regulation S Temporary Global Note to be exchanged or transferred and the Trustee, as Registrar, shall instruct the Depositary, concurrently with such reduction, to create or cause to be created to the account of the person specified in such instructions a security entitlement in the U.S. Global Note or in the IAI Global Note, as the case may be, equal to the reduction in the principal amount of the Regulation S Temporary Global Note and to debit or cause to be debited from the account of the person making such exchange or transfer the security entitlement in the Regulation S Temporary Global Note that is being exchanged or transferred.

                  (iv) Global Note to Transfer Restricted Security. If an entitlement holder with a security entitlement in a Global Note deposited with the Depositary or with the Trustee as custodian for the Depositary wishes at any time to transfer its security entitlement in such Global Note to a person who is required to take delivery thereof in the form of a Transfer Restricted Security, such owner may, subject to the rules and procedures of Euroclear or Cedel, if applicable, and the Depositary, cause the exchange of such security entitlement for one or more Transfer Restricted Securities of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the Trustee, as Registrar, at its office in The City of New York of (1) instructions from Euroclear or Cedel, if applicable, and the Depositary directing the Trustee, as Registrar, to authenticate and deliver one or more Transfer Restricted Securities of the same aggregate principal amount as the security entitlement in the Global Note to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Transfer Restricted Securities to be so issued and appropriate delivery instructions, (2) a certificate in the form of Exhibit E attached hereto given by the entitlement holder of such security entitlement to the effect set forth therein, (3) a certificate in the form of Exhibit F attached hereto given by the person acquiring the Transfer Restricted Securities for which such security entitlement is being exchanged, to the effect set forth therein, and (4) such other certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then Euroclear or Cedel, if applicable, or the Trustee, as Registrar, as the case may be, will instruct the Depositary to reduce or cause to be reduced such Global Note by the aggregate principal amount of the security entitlement therein to be exchanged and to debit or cause to be debited from the account of the person making such transfer the security entitlement in the Global Note that is being transferred, and concurrently with such reduction and debit the Company shall execute, and the Trustee shall authenticate and make available for delivery, one or more Transfer Restricted Securities of the same aggregate principal amount in accordance with the instructions referred to above.

                  (v) Transfer Restricted Security to Transfer Restricted Security. If a holder of a Transfer Restricted Security wishes at any time to transfer such Transfer Restricted Security to a person who is required to take delivery thereof in the form of a Transfer Restricted Security, such holder may, subject to the restrictions on transfer set forth herein and in such Transfer Restricted Security, cause the exchange of such Transfer Restricted Security for one or more Transfer Restricted Securities of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the Trustee, as Registrar, at its office in The City of New York of (1) such Transfer Restricted Security, duly endorsed as provided herein, (2) instructions from such holder directing the Trustee, as Registrar, to authenticate and make available for delivery one or more Transfer Restricted Securities of the same aggregate principal amount as the Transfer Restricted Security to be exchanged such instructions to contain the name or authorized denomination or denominations of the Transfer Restricted Securities to be so issued and appropriate delivery instructions, (3) a certificate from the holder of the Restricted Security to be exchanged in the form of Exhibit E attached hereto, (4) a certificate in the form of Exhibit F attached hereto given by the person acquiring the Transfer Restricted Securities for which such Transfer Restricted Security is being exchanged, to the effect set forth therein, and (5) such other certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to the registration requirements of the Securities Act, then the Trustee, as Registrar, shall cancel or cause to be cancelled such Transfer Restricted Security and concurrently therewith, the Company shall execute, and the Trustee shall authenticate and make available for delivery, one or more Transfer Restricted Securities of the same aggregate principal amount at maturity, in accordance with the instructions referred to above.

                  (vi) Other Exchanges. In the event that a security entitlement with respect to a Global Note is exchanged for Notes in definitive registered form pursuant to Section 2.11 prior to the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of clauses (ii) through (v) above (including the certification requirements intended to ensure that such transfer comply with Rule 144A, Rule 144, Rule 501(a)(1), (2), (3) or (7) of Regulation D, or Regulation S of the Securities Act, as the case may be) and such other procedures as may from time to time to adopted by the Company.

                  (vii) Restricted Period. Prior to the termination of the 40-day Restricted Period with respect to the issuance of the Notes, transfers of security entitlements in the Regulation S Temporary Global Note to U.S. Persons shall be limited to transfers to QIBs made pursuant to the provisions of Sections 2.07(a)(iii). The Company shall advise the Trustee as to the termination of the restricted period and the Trustee may rely conclusively thereon.

                  (viii) Regulation S Temporary Global Note to Regulation S Permanent Global Note. Following the termination of the 40-day Restricted Period with respect to the issuance of the Notes, security entitlements in the Regulation S Temporary Global Note shall be exchanged for security entitlements in a Global
                  Note in definitive, fully registered from without interest coupons, with the Global Notes Legend set forth in Exhibit A hereto, but without the Restricted Securities Legend as set forth therein (a "Regulation S Permanent Global Note"), pursuant to the rules and procedures of the Depositary; provided, however, that prior to (i) the payment of interest or principal with respect to a holder's security entitlement in the Regulation S Temporary Global Note and (ii) any exchange of such security entitlement for a security entitlement in the Regulation S Permanent Global Note, Euroclear or Cedel shall receive a certificate substantially in the form of Exhibit G hereto from the entitlement holder of such security entitlement and Euroclear and Cedel shall deliver a certificate substantially in the form of Exhibit H hereto to the Trustee (or the paying agent if different from the Trustee). Upon proper presentment to the Trustee of a certificate substantially in the form of Exhibit I hereto and subject to the rules and procedures of DTC or its direct or indirect participants, including Euroclear and Cedel, a security entitlement in a Regulation S Permanent Global Note may be exchanged for a certificated Note that is free from any restriction on transfer (other than such as are solely attributable to any holder's status).

                  (b) Except in connection with an Exchange Offer or a Shelf Registration Statement contemplated by and in accordance with the terms of the Registration Rights Agreement, if Series A Notes are issued upon the transfer, exchange or replacement of Series A Notes bearing the Restricted Securities Legend set forth in Exhibit A hereto, or if a request is made to remove such Restricted Securities Legend on Series A Notes, the Series A notes so issued shall bear the Restricted Securities Legend, or the Restricted Securities Legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which may include an opinion of counsel licensed to practice law in the State of New York, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144, Rule 501(a)(1), (2), (3) or (7) of Regulation D or Regulation S under the Securities Act or, with respect to Transfer Restricted Securities, that such Notes are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Company, shall authenticate and make available for delivery Series A Notes that do not bear the legend.

                  (c) Neither the Company nor the Trustee shall have any responsibility for any actions taken or not taken by the Depositary and the Company shall have no responsibility for any actions taken or not taken by the Trustee as agent or custodian of the Depositary.

SECTION 2.08 REPLACEMENT NOTES

                  If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee's requirements and the requirements of Section 8-405 of the Uniform Commercial Code are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge the Holder for the Company's expenses in replacing a Note.

                  Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.09 OUTSTANDING NOTES

                  The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in this Section, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

                  If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee and the Company receives proof satisfactory to them that the replaced Note is held by a protected purchaser.

                  If the principal amount of any Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                  If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds in trust, in accordance with the provisions of this Indenture, on a redemption date or maturity date, money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10 TREASURY NOTES

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, notice, waiver or consent, Notes owned by the Company or an Affiliate of the Company shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, notice, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so considered.

SECTION 2.11 TEMPORARY NOTES

                  Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

                  Until such exchange, holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.12 CANCELLATION

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange
Act) unless the Company directs the Trustee to deliver such cancelled Notes to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.13 DEFAULTED INTEREST

                  If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall promptly notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date, the amount of such defaulted interest and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.14 CUSIP NUMBERS

                  The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.


                                   Article III
                            REDEMPTION AND PREPAYMENT

SECTION 3.01 NOTICES TO TRUSTEE

                  If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (a) the clause of this Indenture pursuant to which the redemption shall occur, (b) the redemption date, (c) the principal amount of Notes to be redeemed and (d) the redemption price.

SECTION 3.02 SELECTION OF NOTES TO BE REDEEMED

                  If fewer than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

                  The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03 NOTICE OF REDEMPTION

                  Subject to the provisions of Section 3.07 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

                  The notice shall identify the Notes (including applicable CUSIP numbers) to be redeemed and shall state:

         (a) the redemption date;

         (b) the redemption price;

         (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

         (d) the name and address of the Paying Agent;

         (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payments pursuant to the terms of this

Indenture, interest on Notes (or portions thereof) called for redemption ceases to accrue on and after the redemption date;

         (g) the paragraph of the Notes and/or the Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

         (h) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to a Responsible Officer of the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04 EFFECT OF NOTICE OF REDEMPTION

                  Once notice of redemption is mailed in accordance with Section
3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price stated in the notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05 DEPOSIT OF REDEMPTION PRICE

                  At least one Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which have been delivered by the Company to the Trustee for cancellation. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

                  If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06 NOTES REDEEMED IN PART

                  Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07 OPTIONAL REDEMPTION

                  (a) Except as set forth in paragraphs (b) and (c) of this
Section 3.07, the Company shall not have the option to redeem the Notes prior to December 15, 2002. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 days' nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon (and Liquidated Damages, if any) thereon to the applicable redemption date if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

         Year                                       Percentage
        -----                                       ----------
         2002....................................... 104.875%
         2003....................................... 103.250%
         2004....................................... 101.625%
         2005 and thereafter........................ 100.000%

                  (b) Notwithstanding the provisions of paragraph (a) of this
Section 3.07, at any time or from time to time on or prior to December 15, 2000, the Company may (but shall not have the obligation to) redeem in the aggregate up to 35% of the aggregate principal amount of the Notes originally outstanding, at a redemption price of 109.75% of the aggregate principal amount so redeemed, together with accrued and unpaid interest (and Liquidated Damages, if any) to the date of redemption out of the Net Cash Proceeds of one or more Public Equity Offerings; provided however, that immediately following such redemption not less than $113.8 million aggregate principal amount of the Notes remains outstanding, and provided further, that such redemption shall occur within 90 days of the closing of such Public Equity Offering.

                  (c) Notwithstanding the provisions of paragraph (a) of this
Section 3.07, the Notes will also be subject to redemption at any time or from time to time prior to December 15, 2002 upon not less than 10 nor more than 20 days' notice to each Holder of Notes redeemed, at the option of the Company, in whole or in part, in integral multiples of $1,000, at a redemption price equal to 100% of the principal amount thereof plus the applicable Make-Whole Premium plus accrued and unpaid interest (and Liquidated Damages, if any) to but excluding the redemption date.

SECTION 3.08 NO MANDATORY REDEMPTION

                  The Company shall not be required to make mandatory redemption payments with respect to the Notes.


                                   Article IV
                                    COVENANTS

SECTION 4.01 PAYMENT OF NOTES

                  The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

                  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

                  To the extent any payment on the Notes, whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise, is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver or other similar party under any bankruptcy, insolvency, receivership or similar law, then if such payment is recovered by, or paid over to, such trustee, receiver or other similar party, the Notes or part thereof originally intended to be satisfied by such payment shall be deemed to be reinstated and outstanding as if such payment had not occurred.

SECTION 4.02 MAINTENANCE OF OFFICE OR AGENCY

                  The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.03 hereof.

SECTION 4.03 REPORTS

                  (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to all Holders, the Trustee and to prospective purchasers of Notes identified to the Company by an Initial Purchaser, within 15 days after it is or would have been (if it were subject to such reporting obligations) required to file with the SEC
(i) all quarterly and annual financial statements substantially equivalent to financial statements that would have been required to be included in reports filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent public accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, at any time after the effectiveness of a registration statement with respect to the Exchange Offer, the Company shall file a copy of all such information with the SEC for public availability (unless the SEC will not accept such a filing) and shall promptly make such information available to all securities analysts and prospective investors upon request.

                  (b) For so long as any Transfer Restricted Securities remain outstanding, the Company and the Guarantors shall furnish to all Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                  (c) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.04 COMPLIANCE CERTIFICATE

                  (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every section contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) hereof shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article IV or Article V hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) The Company shall, so long as any of the Notes are outstanding, deliver to a Responsible Officer of the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05 COMPLIANCE WITH LAWS, TAXES

                  The Company shall comply with, and shall cause each of its Restricted Subsidiaries to comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, the non-compliance with which would materially affect the business, prospects, earnings, properties, assets or condition, financial or otherwise, of the Company and its Restricted Subsidiaries taken as a whole.

                  The Company shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06 STAY, EXTENSION AND USURY LAWS

                  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07 CHANGE OF CONTROL

                  Upon the occurrence of a Change of Control, each Holder shall have the right, at such Holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Company (the "Change of Control Offer"), to require the Company to repurchase all or any part of such Holder's Notes (provided, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 60 Business Days after the date of occurrence of such Change of Control, at a cash price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), together with accrued and unpaid interest (and Liquidated Damages, if any) to the Change of Control Purchase Date. The Change of Control Offer shall be made within 30 Business Days following a Change of Control by mailing a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by this Indenture. The Change of Control Offer shall remain open for at least 20 Business Days following the mailing of such Change of Control Offer but in no event longer than 30 Business Days, unless required by law (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, the Company promptly shall purchase all Notes properly tendered in response to the Change of Control Offer. The Company shall comply with the requirements of Regulation 14E under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any such securities laws or regulations conflict with the provisions of this paragraph, compliance by the Company or any of the Guarantors with such laws and regulations shall not in and of itself cause a breach of its obligations under such covenant.

                  On or before the Change of Control Purchase Date, the Company shall, to the extent lawful (a) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any), of all Notes so tendered and (c) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly pay the Holders of Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any), and the Trustee shall promptly authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. Any Notes not so accepted will be delivered promptly by the Company to the

Holder thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

                  If the Change of Control Purchase Date hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any, due on such Interest Payment Date) will be paid to the person in whose name a
Note is registered at the close of business on such Record Date, and such accrued and unpaid interest (and Liquidated Damages, if applicable) will not be payable to Holders who tender the Notes pursuant to the Change of Control Offer.

                  The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.08 LIMITATION ON SALE OF ASSETS AND SUBSIDIARY STOCK

                  The Company shall not, and shall not permit any Restricted Subsidiary to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, business or assets, including by merger or consolidation (in the case of a Restricted Subsidiary of the Company), and including any sale or other transfer or issuance of any Capital Stock of any Restricted Subsidiary, whether by the Company or a Restricted Subsidiary of either or through the issuance, sale or transfer of Capital Stock by a Restricted Subsidiary, and including any sale and leaseback transaction (any of the foregoing, an "Asset Sale"), unless:

         (a)(i) within 270 days after the date of such Asset Sale, the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are applied to the optional redemption of the Notes in accordance with the terms of this Indenture or any other Indebtedness of the Company ranking on a parity with the Notes from time to time outstanding with similar provisions requiring the Company to make an offer to purchase or to redeem such Indebtedness with the proceeds of asset sales, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding, or to the repurchase of the Notes and such other Indebtedness pursuant to a cash offer (subject only to conditions required by applicable law, if any) (pro rata in proportion to the respective principal amounts (or accreted values in the case of

Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding) (the "Asset Sale Offer") at a purchase price of 100% of principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the "Asset Sale Offer Price") together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment or (ii) within 270 days following such Asset Sale, the Asset Sale Offer Amount is (A) invested (or committed, pursuant to a binding commitment subject only to reasonable, customary closing conditions, to be invested, and in fact is so invested, within an additional 90 days) in a Person, business, assets or property which in the good faith reasonable judgment of the Board of Directors will constitute or be a part of a Related Business of the Company or such Restricted Subsidiary (if it continues to be a Subsidiary) immediately following such transaction or (B) used to retire or repay Indebtedness of the Company and/or any Restricted Subsidiary that ranks pari passu with the Notes and/or the Guarantees or to permanently reduce the amount of such Indebtedness (provided that in the case of a revolving credit arrangement or similar arrangement that makes credit available, such commitment is permanently reduced by such amount).

         (b) with respect to any Asset Sale or related series of Asset Sales involving securities, property or assets with an aggregate Determined Fair Market Value in excess of $500,000, at least 75% of the consideration for such Asset Sale or series of related Asset Sales consists of (x) cash or Cash Equivalents or (y) property or assets usable by the Company or any Restricted Subsidiary in the ordinary course of conduct of a Related Business; provided, that if the Fair Market Value of property or assets of the kind specified in this subclause (y) exceeds $5.0 million, then the Fair Market Value thereof shall be determined by a Third Party Evaluator; and provided, further, that the principal amount of the following shall be deemed to be cash for purposes of this clause (b): (i) any Indebtedness (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary that is assumed or forgiven by the transferee of any such assets and (ii) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 30 days of the closing of such Asset Sale (but in the case of this subclause (ii), only to the extent of the cash received),

         (c) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale, and

         (d) the Board of Directors of the Company determines in good faith that the Company or such Restricted Subsidiary, as applicable, receives at least Determined Fair Market Value for such Asset Sale.

                  An acquisition of Notes pursuant to an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth above (the "Excess Proceeds") exceeds $5.0 million. Each Asset Sale Offer shall remain open for 20 Business Days following its commencement but in no event longer than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). Not later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), the Company shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Notes or any other Indebtedness properly tendered (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Notes and any other Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued and unpaid interest and Liquidated Damages, if any). Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

                  If the payment date in connection with an Asset Sale Offer hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any, due on such Interest Payment Date) will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and such interest (or Liquidated Damages, if applicable) will not be payable to Holders who tender Notes pursuant to such Asset Sale Offer.

                  Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                  (a) that the Asset Sale Offer is being made pursuant to this
         Section 4.08 and the length of time the Asset Sale Offer shall remain open;

                  (b) the Asset Sale Offer Amount, the Asset Sale Offer Price and the Asset Sale Purchase Date;

                  (c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

                  (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Asset Sale Purchase Date;

                  (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

                  (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a paying agent at the address specified in the notice at least three days before the Asset Sale Purchase Date;

                  (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the paying agent, as the case may be, receives, not later than the expiration of the Asset Sale Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                  (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Asset Sale Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                  (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

                  On or before the Asset Sale Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been tendered, all Notes tendered, and shall promptly deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section
4.08. The Company, the depository or the paying agent, as the case may be, shall promptly (but in any case not later than five days after the Change of Control Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any

Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Change of Control Purchase Date.

                  To the extent that the aggregate amount of Notes and such other Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Company may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by the Indenture, and following each Asset Sale Offer the Excess Proceeds amount shall be reset to zero. If required by applicable law, the Asset Sale Offer Period may be extended as so required; however, if so extended it shall nevertheless constitute an Event of Default if within 60 Business Days of its commencement the Asset Sale Offer is not consummated or the properly tendered Notes are not purchased pursuant thereto.

                  The Company may apply as a credit in satisfaction of all or any part of the Company's obligation to make an Asset Sale Offer the aggregate principal amount of Notes purchased by the Company in open-market transactions (i.e., excluding Notes optionally redeemed, or required to be purchased by the Company, pursuant to the terms of this Indenture) within the previous 270 days immediately preceding the close of the Asset Sale Offer Period and delivered to the Trustee for cancellation.

                  Notwithstanding the foregoing provisions of the prior paragraphs:

                  (a) the Company and its Restricted Subsidiaries may, in the ordinary course of business, convey, sell, transfer, assign or otherwise dispose of inventory, other personal property and services in the ordinary course of business;

                  (b) the Company and its Restricted Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with Sections 4.09 and 5.01;

                  (c) the Company and its Restricted Subsidiaries may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Restricted Subsidiary, as applicable;

                  (d) the Company and its Restricted Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets to the Company or any of its Restricted Subsidiaries;

                  (e) the Company and its Restricted Subsidiaries may surrender or waive contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

                  (f) the Company and its Restricted Subsidiaries may grant Liens not prohibited by the Indenture;

                  (g) the Company and its Restricted Subsidiaries may engage in any transaction or series of related transactions that would otherwise be an Asset Sale where the Determined Fair Market Value of the assets, sold, leased, conveyed or otherwise disposed of was less than $500,000; and

                  (h) the Company and its Restricted Subsidiaries may sell or discount, in each case without recourse (other than recourse for a breach of a representation or warranty), accounts receivable arising in the ordinary course of business, but only in connection with the collection or compromise thereof.

                  In addition to the foregoing, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly make any Asset Sale of any of the Equity Interests of any Restricted Subsidiary except pursuant to an Asset Sale of all the Equity Interests of such Restricted Subsidiary.

                  Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this section, compliance by the Company or any of its subsidiaries with such laws and regulations shall not in and of itself cause a breach of its obligations under such section.

SECTION 4.09 LIMITATION ON RESTRICTED PAYMENTS

                  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis, (a) a Default or an Event of Default shall have occurred and be continuing, (b) the Company is not permitted to incur at least $1.00 of additional Indebtedness pursuant to clause (a) of the first paragraph of Section 4.10 hereof, (c) the aggregate amount of all Restricted Payments made by the Company and its Restricted Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after the Issue Date, would exceed the sum of (i) 50% of the aggregate Adjusted Consolidated Net Income of the Company for the period (taken as one accounting period), commencing January 1, 1998, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event Adjusted Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus (ii) the aggregate Net Cash Proceeds received by the Company from the sale of its Qualified Equity Interests (other than (A) to a Subsidiary of the Company and (B) to the extent applied in connection with a Qualified Exchange), after the Issue Date, plus (iii) 100% of the aggregate amount of cash and the Determined Fair Market Value of property other than cash contributed to the capital of the Company following the Issue Date, plus (iv) the amount by which Indebtedness of the Company or any Restricted Subsidiary is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the Issue Date of any Indebtedness of the Company or a Restricted Subsidiary convertible or exchangeable for Qualified Equity Interests of the Company (less the amount of any cash or other property (other than such Qualified Equity Interest) distributed by the Company or any Restricted Subsidiary upon such conversion or exchange), plus (v) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash, or otherwise liquidated or repaid for cash, the amount of the cash return of capital with respect to such Restricted Investment (less any taxes and transaction costs associated with such sale or liquidation), plus (vi) in case any Unrestricted Subsidiary has been redesignated a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, transfers or conveys assets to, or is liquidated into, the Company or a Restricted Subsidiary, the Determined Fair Market Value of the Investment of the Company or a Restricted Subsidiary, as the case may be, in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or with the assets so transferred or conveyed.

                  The provisions of the immediately preceding paragraph will not prohibit (a) a Qualified Exchange or (b) the payment of any dividend on Qualified Equity Interests within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions. In addition, clauses (b) and (c) of the immediately preceding paragraph will not prohibit (a) repurchases of Equity Interests of Holdings or the Company (or the payment of dividends to Holdings to be applied to such repurchases) from officers or employees of Holdings or its Subsidiaries upon death, disability or termination of employment in an aggregate amount with respect to all officers and employees not to exceed $250,000 per year or $2.0 million in the aggregate on and after the Issue Date, and repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options; (b) dividends or other Restricted Payments to Holdings, which do not in the aggregate exceed (i) the actual amount used by Holdings to pay legal fees and expenses, audit expenses, SEC filing fees, corporate franchise or similar taxes plus (ii) the actual amount used by Holdings to pay directors' fees, employee costs and miscellaneous administrative expenses, provided that the aggregate amount expended in any calendar year for the purposes set forth in this subclause (ii) shall not exceed $250,000, plus (iii) payments to Holdings to permit Holdings to pay federal, state, local or foreign tax liabilities, not to exceed with respect to any calendar year the amount of all such tax liabilities that would otherwise by payable by the Company and its Subsidiaries to the appropriate taxing authorities if they filed separate tax returns for such calendar year, but only to the extent that Holdings has an obligation to pay such tax liabilities relating to the assets, operations or capital of the Company and its Subsidiaries, provided, however, that (x) in determining the amount of any such tax payment that is permitted to be paid by the Company and its Subsidiaries in respect of their federal income tax liability, such payment shall be determined on the basis of assuming that the Company is the parent company of an affiliated group filing a consolidated federal income tax return and that Holdings and each such Subsidiary is a member of such affiliated group and (y) any payments made pursuant to this subclause
(iii) shall either be used by Holdings to pay such tax liabilities within 90 days of Holdings' receipt of such payment or refunded to the payee; and provided, further, that the amount of all payments made pursuant to this clause
(b) shall be excluded from the calculation of the amount available for Restricted Payments pursuant to the preceding paragraph; (c) distributions not to exceed $100,000 in the aggregate to Holdings to make payments of Liquidated Damages to the Holders of Holdings Discount Notes as may be required under the registration rights agreement relating to the Holdings Discount Notes, (d) the purchase or redemption of any Indebtedness from the Net Cash Proceeds of any Asset Sale to the extent permitted by Section 4.08 of this Indenture; (e) the purchase or redemption of any Subordinated Indebtedness following a Change of Control pursuant to provisions of such Subordinated Indebtedness substantially similar to those described under Section 4.07 after the Company shall have complied with the provisions under such Section, including the payment of the applicable Change of Control Purchase Price, (f) the payment by the Company or any Restricted Subsidiary of monitoring fees paid to WP Management Partners, LLC or an Affiliate not in excess of $1.0 million in respect of any year, whether or not actually paid in such year or deferred and paid in any subsequent year; provided that the obligation to pay any such fees shall be subordinated to the Notes, (g) payments by the Company or any of its Restricted Subsidiaries to Wasserstein Perella & Co. or an Affiliate made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the Board of Directors of the Company in good faith, and (h) Investments in Unrestricted Subsidiaries, partnerships or joint ventures involving the Company or any of its Restricted Subsidiaries, if the amount of such Investment (after taking into account the amount of all other Investments made pursuant to this clause (h), less any return of capital realized or any repayment of principal received on such Investments, or any release or other cancellation of any guarantee constituting such Investment, which has not at such time been reinvested in Investments made pursuant to this clause (h), does not exceed $5.0 million, provided, that the aggregate amount of all such Investments in Unrestricted Subsidiaries shall not exceed $5.0 million at any one time outstanding. The full amount of any Restricted Payment made pursuant to clauses (a), (d), (e) and (h) of the immediately preceding sentence, however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (c) of the immediately preceding paragraph.

                  For purposes of this Section, the amount of any Restricted Payment, if other than in cash, shall be the Determined Fair Market Value thereof; provided, that in the case of a Restricted Payment consisting of a Restricted Investment arising as the result of the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, the amount of the Investment in such Unrestricted Subsidiary resulting therefrom shall, if greater than $5.0 million, be determined by the opinion of a Third-Party Evaluator. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officer's Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculation required by this Section 4.09 were computed, which calculations may be based upon the Company's latest available financial statements.

SECTION 4.10 LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS

                  Except as set forth in this Section, the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, issue, assume, guarantee, incur, become directly or indirectly liable with respect to (including as a result of an acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness (including Acquired Indebtedness), other than Permitted Indebtedness, unless (a) after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the ratio of the total Indebtedness of the Company and its Restricted Subsidiaries (excluding any Indebtedness owed to a Restricted Subsidiary by any other Restricted Subsidiary or the Company and any Indebtedness owed to the Company by any Restricted Subsidiary) to the Company's Consolidated EBITDA (determined on a pro forma basis for the last four fiscal quarters of the Company for which financial statements are available at the date of determination) is less than (i) 6.5 to 1 if the Indebtedness is incurred prior to December 15, 1999 and (ii) 6.0 to 1 if the Indebtedness is incurred on or after December 15, 1999, and (b) no Default or Event of Default shall have occurred and be continuing at the time of the incurrences of such Indebtedness (the "Incurrence Date") or as a consequence of the incurrence of such Indebtedness.

                  In determining the ratio of total Indebtedness to Consolidated EBITDA for purposes of the immediately preceding sentence, (a) if the Indebtedness which is the subject of a determination under this provision is Acquired Indebtedness, or Indebtedness incurred in connection with the simultaneous acquisition of any Person, business, property or assets, then such ratio shall be determined by giving effect to (on a pro forma basis, as if the transaction had occurred at the beginning of the four-quarter period) both the incurrence or assumption of such Acquired Indebtedness or such other Indebtedness by the Company or any Restricted Subsidiary (together with any other Acquired Indebtedness or other Indebtedness incurred or assumed by the Company or any Restricted Subsidiary in connection with acquisitions consummated by the Company or any Restricted Subsidiary during such four-quarter period) and the inclusion in the Company's Consolidated EBITDA of the Consolidated EBITDA of the acquired Person, business, property or assets and any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act as in effect and as applied as of the Issue Date (together with the Consolidated EBITDA of, and pro forma expense and cost reductions relating to, any other Person, business, property or assets acquired or disposed of by the Company or any Restricted Subsidiary during such four-quarter period) and
(b) if since the end of such four-quarter period any Indebtedness of the Company or any Restricted Subsidiary has been repaid, repurchased, defeased or otherwise discharged (other than Indebtedness under a revolving credit or similar arrangement unless such revolving credit Indebtedness has been permanently repaid and has not been replaced), Indebtedness as of the end of such four-quarter period shall be calculated after giving effect on a pro forma basis as if such Indebtedness had been repaid, repurchased, defeased or otherwise discharged as of the beginning of such four-quarter period.

                  Indebtedness of any Person which is outstanding at the time such Person becomes a Restricted Subsidiary of the Company (including upon designation of any subsidiary or other Person as a Restricted Subsidiary) or is merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company shall be deemed to have been incurred at the time such Person becomes such a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company, as applicable.

SECTION 4.11 LIMITATION ON LIENS SECURING INDEBTEDNESS

                  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets, now owned or acquired on or after the date of this Indenture, or upon any income or profits therefrom unless the Company provides, and causes its Restricted Subsidiaries to provide, concurrently therewith, that the Notes are equally and ratably so secured, provided that, if such



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

Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be expressly subordinate and junior to the Lien securing the Notes.

SECTION 4.12 LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING
             RESTRICTED SUBSIDIARIES

                  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Restricted Subsidiary to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Company or any Restricted Subsidiary, except (a) restrictions imposed by the Notes or this Indenture, (b) restrictions imposed by other Indebtedness of the Company (which may also be guaranteed by the Guarantors) ranking pari passu with the Notes or the Guarantees, as applicable, provided such restrictions are no more restrictive than those imposed by this Indenture and the Notes, (c) restrictions imposed by applicable law, (d) existing restrictions under Indebtedness outstanding on the Issue Date, (e) restrictions pursuant to a Credit Agreement or any amendment thereto, or any Refinancing Indebtedness in respect thereof (provided any restrictions or requirements of any such amendment or Refinancing Indebtedness are no more restrictive than those imposed by such Credit Agreement as of the first date after the Issue Date that such Credit Agreement is in place), (f) restrictions under any Acquired Indebtedness not incurred in violation of this Indenture or any agreement relating to any Person, property, asset, or business acquired by the Company or any Restricted Subsidiary, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any Person, property, asset or business other than the Person, property, asset or business acquired, (g) restrictions solely with respect to a Restricted Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Restricted Subsidiary, provided such restrictions apply solely to the Equity Interests or assets of such Restricted Subsidiary which are being sold, (h) restrictions on transfer contained in Purchase Money Indebtedness incurred pursuant to paragraph (f) of the definition of "Permitted Indebtedness" provided such restrictions relate only to the transfer of the property acquired with the proceeds or otherwise secured by such Purchase Money Indebtedness, and (i) in connection with and pursuant to permitted Refinancings, replacements or restrictions imposed pursuant to clauses (a), (b), (d), (e), (f) or (h) of this Section 4.12 that are not more restrictive than those being replaced and do not apply to any other person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced. Notwithstanding the foregoing, neither (a) customary provisions restricting subletting or assignment of any lease or other contract entered into in the ordinary course of business, consistent with industry practice, nor (b) Liens



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

permitted under the terms of this Indenture on assets securing indebtedness under a Credit Agreement or Purchase Money Indebtedness incurred in accordance with Section 4.10 hereof shall in and of themselves be considered a restriction on the ability of the applicable Restricted Subsidiary to transfer such agreement or assets, as the case may be.

SECTION 4.13 LIMITATION ON TRANSACTIONS WITH AFFILIATES

                  The Company shall not and shall not permit any of its Restricted Subsidiaries on or after the Issue Date to enter into or suffer to exist any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions (other than Exempted Affiliate Transactions), (a) unless it is determined that the terms of such Affiliate Transaction are fair and reasonable to the Company, and no less favorable to the Company than could have been obtained in an arm's length transaction with a non-Affiliate, (b) if involving consideration to either party in excess of $1.0 million, unless such Affiliate Transaction(s) is evidenced by an Officers' Certificate addressed and delivered to the Trustee certifying that such Affiliate Transaction (or Transactions) has been approved by a resolution of the Board of Directors and (c) if involving consideration to either party in excess of $5.0 million, unless in addition the Company, prior to the consummation thereof, obtains a written favorable opinion as to the fairness of such transaction to the Company from a financial point of view from a Third Party Evaluator.

SECTION 4.14 FUTURE GUARANTORS

                  All Subsidiaries of the Company (other than Unrestricted Subsidiaries) substantially all of whose assets are located in the United States or that conduct substantially all of their business in the United States shall be Guarantors. In addition, the Company will not, and will not permit any Restricted Subsidiary to, make any Investment in any Subsidiary that is not a Guarantor, unless either (i) such Investment is permitted by Section 4.09 or
(ii) such Subsidiary executes a Subsidiary Guarantee substantially in the form of Exhibit J hereto and delivers an opinion of counsel in accordance with the provisions of this Indenture. Notwithstanding anything herein or in this Indenture to the contrary, if any Subsidiary of this Company that is not a Guarantor guarantees any other Indebtedness of the Company or any Subsidiary of the Company that is a Guarantor, or the Company or a Subsidiary of the Company pledges more than 65% of the capital stock of such Subsidiary to a United States lender, then such Subsidiary must become a Guarantor.



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

SECTION 4.15 LIMITATION ON LINES OF BUSINESS

                  Neither the Company nor any Restricted Subsidiary shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Board of Directors of the Company, is a Related Business.

SECTION 4.16 CORPORATE EXISTENCE

                  Subject to Section 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.17 LIMITATION ON STATUS AS INVESTMENT COMPANY

                  The Company and its Subsidiaries shall not take any action or conduct their business and operations in such a way as would cause them to be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or would otherwise cause them to become subject to regulation under the Investment Company Act.

SECTION 4.18 DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

                  The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided, that (a) no Default or Event of Default is existing or will occur as a consequence thereof,
(b) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of additional Indebtedness pursuant to clause (a) of the first paragraph of Section 4.10 hereof and (c) the amount of the Investment in such Unrestricted Subsidiary (as determined pursuant to the definition of "Investment" above) is permitted to be made under Section 4.09 hereof. Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted nor incurred as of such date under Section 4.10 hereof, the Company shall be in default of such Section 4.10). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (a) such Indebtedness is permitted under Section 4.10 hereof and (b) no Default or Event of Default would be in existence following such designation.

SECTION 4.19 TRUSTEE'S APPLICATION FOR INSTRUCTIONS FROM THE COMPANY

                  Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than 3 (three) business days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.


                                    Article V
                                   SUCCESSORS

SECTION 5.01 MERGER, SALE OR CONSOLIDATION

                  The Company will not in a single transaction or series of related transactions consolidate with or merge with or into (whether or not the Company is the surviving corporation) another person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), to another Person or group of Affiliated Persons or adopt a plan of liquidation, unless (a) either (i) the Company is the continuing entity or (ii) the resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation, is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Notes and this Indenture; (b) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction; (c) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the consolidated surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation, is at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction; and (d) unless such transaction is solely the merger of the Company and one of its previously existing Wholly Owned Restricted Subsidiaries which is also a Guarantor and which transaction is not in connection with any other transaction immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation, would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to clause (a) of the first paragraph of
Section 4.10 hereof.

SECTION 5.02 SUCCESSOR CORPORATION SUBSTITUTED

                  Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company or consummation of a plan of liquidation in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation shall succeed to and (except in the case of a lease) be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named therein as the Company, and (except in the case of a lease) the Company shall be released from the obligations under the Notes and this Indenture except with respect to any obligations that arise from, or are related to, such transaction.

                  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries, the Company's interest in which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                                   Article VI
                              DEFAULTS AND REMEDIES

SECTION 6.01               EVENTS OF DEFAULT

                  An "Event of Default" means:

                  (1) failure to pay any installment of interest (or Liquidated Damages, if any) on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;

                  (2) failure to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, or otherwise;

                  (3) the failure by either of the Company or any Restricted Subsidiary to observe or perform any other covenant or agreement contained in the Notes or this Indenture and the continuance of such failure for a period of 45 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding specifying the default and demanding that same be remedied;

                  (4) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law: commences a voluntary case; consents to the entry of an order for relief against it in an involuntary case; consents to the appointment of a Custodian of it or for all or substantially all of its property; makes a general assignment for the benefit of its creditors; or generally is not paying its debts as they become due; or, a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that is for relief against the Company or any Significant Subsidiary in an involuntary case, appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary, or orders the liquidation of the Company or any Significant Subsidiary and the order or decree remains unstayed and in effect for 60 consecutive days;

                  (5) a default in Indebtedness of the Company or any of its Restricted Subsidiaries with an aggregate principal amount in excess of $5.0 million (i) resulting from the failure to pay principal at final maturity or (ii) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity; and

                  (6) final unsatisfied judgments not covered by insurance aggregating in excess of $5.0 million, at any one time rendered against the Company or any of its Significant Subsidiaries and not stayed, bonded or discharged within 60 days.

SECTION 6.02 ACCELERATION

                  If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (4) of Section 6.01), then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal, determined as set forth below, premium, if any, and accrued and unpaid interest (and Liquidated Damages, if any) thereon to be due and payable immediately. If an Event of Default specified in clause (4) above occurs with respect to the Company or any Significant Subsidiary, all principal of, premium, if any, and accrued and unpaid interest (and Liquidated Damages, if any) on all the outstanding Notes will be immediately due and payable without any declaration or other act on the part of Trustee or the Holders. The Holders of a majority in aggregate principal amount of the then outstanding Notes are authorized to rescind any such acceleration by written notice to the Trustee if all existing Events of Default (other than (a) the non-payment of the principal of, premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on the Notes which have become due solely by such acceleration, (b) with respect to defaults with respect to any provision requiring a supermajority approval to amend, which default may only be waived by such a supermajority and
(c) with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected) have been cured or waived as provided in this Indenture.

SECTION 6.03 OTHER REMEDIES

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04 WAIVER OF PAST DEFAULTS

                  Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05 CONTROL BY MAJORITY

                  Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in liability.

SECTION 6.06 LIMITATION ON SUITS

                  A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

         (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

         (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

         (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

                  A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07 RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08 COLLECTION SUIT BY TRUSTEE

                  If an Event of Default specified in Section 6.01 occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09 TRUSTEE MAY FILE PROOFS OF CLAIM

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10 PRIORITIES

                  If the Trustee collects any money pursuant to this Section, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders of Notes for amounts due and unpaid on the Notes for principal and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

                  Third: to the Company or to such party as a court of competent jurisdiction shall direct.

                  The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11 UNDERTAKING FOR COSTS

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


                                   Article VII
                                     TRUSTEE

SECTION 7.01               DUTIES OF TRUSTEE

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

         (b) Except during the continuance of an Event of Default:

         (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

         (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:



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

                  (i)      this paragraph does not limit the effect of paragraph
                           (b) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request, order or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against any loss, liability or expense that might be incurred by the Trustee in compliance with such request, order or direction.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02 RIGHTS OF TRUSTEE

         (a) The Trustee may conclusively rely upon any document, whether in its original or facsimile form, believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice or opinion of such counsel with respect to legal matters relating in any way to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.



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

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture provided, however, that the Trustee's conduct does not constitute wilful misconduct, negligence or bad faith.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (f) Except with respect to Section 4.01 herein, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Section 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(1), 6.01(2) and 4.01 or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification at the Corporate Trust office of the Trustee and such notice references the Notes and this Indenture or obtained actual knowledge.

SECTION 7.03 INDIVIDUAL RIGHTS OF TRUSTEE

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, the Trustee must comply with Sections 7.10 and 7.11 of this Indenture. In addition, if the Trustee has any conflicting interest within the meaning of Section 3.10 of the TIA it must eliminate such conflict within 90 days, or resign. Any Agent may do the same with like rights and duties.

SECTION 7.04 TRUSTEE'S DISCLAIMER

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.



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

SECTION 7.05 NOTICE OF DEFAULTS

                  If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06 REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES

                  As promptly as practicable after each May 15 beginning with the May 15 following the date of the Indenture and for so long as the Notes remain outstanding, and in any event prior to July 15 in each year, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA
Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA
Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                  A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee whenever the Notes become listed on any stock exchange or delisted therefrom.

SECTION 7.07 COMPENSATION AND INDEMNITY

                  The Company shall pay to the Trustee such reasonable compensation, as the Company and the Trustee shall from time to time agree in writing, for its acceptance of this Indenture and its performance of services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Except as otherwise provided herein, in addition to compensating the Trustee for its services, the Company shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket expenses incurred or made by it in accordance with any provision of this Indenture (except any such expenses as may be attributable to the Trustee's negligence or bad faith). Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.



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                  The Company shall indemnify each of the Trustee and any
predecessor Trustee against any and all losses, liabilities or expenses (including taxes other than taxes based upon the income of the Trustee) incurred by it in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel of its selection and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith. In addition, the Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

                  When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(4) hereof, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under the Bankruptcy Law.

                  The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.08 REPLACEMENT OF TRUSTEE

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.



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

                  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders constituting a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

         (a) the Trustee fails to comply with Section 7.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a receiver or other public officer takes charge of the Trustee or its property; or

         (d) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may, at the expense of the Company, appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders owning at least 10% in aggregate principal amount of the then outstanding Notes may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee (including its agents and counsel) hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of



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

the Trustee pursuant to this Section 7.08, the Company's obligations under
Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09 SUCCESSOR TRUSTEE BY MERGER, ETC.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

SECTION 7.10 ELIGIBILITY; DISQUALIFICATION

                  The Trustee shall at all times satisfy the requirements and comply with Sections 3.10(a) and (b) of the TIA. Each successor Trustee shall be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by Federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition, subject to supervision or examination by Federal or state authority; provided, however, that if Section 310(a) of the Trust Indenture Act or the rules and regulations of the Commission under the Trust Indenture Act at any time permit a corporation organized and doing business under the laws of any other jurisdiction to serve as trustee of an indenture qualified under the Trust Indenture Act, this Section 7.10 shall be automatically deemed amended to permit a corporation organized and doing business under the laws of any such jurisdiction to serve as Trustee hereunder. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Person directly or indirectly controlling, controlled by or under common control with the Company may serve as Trustee. If at any time the Trustee with respect to any series of Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 7.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY

                  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to and comply with TIA Section 311 to the extent required thereby.




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                                  Article VIII
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01 OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE

                  The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02 LEGAL DEFEASANCE AND DISCHARGE

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof,
(c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under
Section 8.03 hereof.

SECTION 8.03 COVENANT DEFEASANCE

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 and 4.14 hereof with respect to the outstanding Notes on and after the date the conditions set forth below



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

are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section
8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(5) through 6.01(7) hereof shall not constitute Events of Default.

SECTION 8.04 CONDITIONS TO LEGAL OR COVENANT DEFEASANCE

                  The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

                  In order to exercise either Legal Defeasance or Covenant
Defeasance:

         (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

         (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) no Event of Default or Default shall have occurred and be continuing on the date of such deposit (other than an Event of Default or Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article 8 concurrently with such incurrence);

         (e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any other material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

         (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company;

         (g) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

         (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for, in the case of the Officer's Certificate, (a) through (g) and, in the case of the Opinion of Counsel, clauses (a) (with respect to the validity and perfection of the security interest),
         (b), (c) and (e) of this paragraph relating to the Legal Defeasance or the Covenant Defeasance, as applicable, have been complied with.



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

SECTION 8.05 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;
             OTHER MISCELLANEOUS PROVISIONS

                  Subject to Section 8.06 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06 REPAYMENT TO COMPANY

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, Liquidated Damages or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition),



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

notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07 REINSTATEMENT

                  If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                   Article IX
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01 WITHOUT CONSENT OF HOLDERS OF NOTES

                  Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

         (a) to cure any ambiguity, defect or inconsistency;

         (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

         (c) to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to
Section 5 hereof;

         (d) to provide for additional Guarantors as set forth in Section 4.15;



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

         (e) to make any change that would provide any additional rights or benefits to the Holders of the Notes (including the addition of any Subsidiary Guarantors) or that does not adversely affect the legal rights hereunder of any Holder of the Note; or

         (f) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

                  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02 WITH CONSENT OF HOLDERS OF NOTES

                  Except as provided below in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture and/or the Notes may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes); provided, that no such amendment or supplement may, without the consent of Holders of at least 66 2/3% in aggregate principal amount of Notes at the time outstanding, modify the provisions of Section 4.07 hereof.

                  Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

                  It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

         (a) reduce the aggregate principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

         (b) reduce the principal of or change the Stated Maturity of any Note, extend the time for payment or alter or waive any of the provisions with respect to the redemption of the Notes, except as provided above with respect to Sections 4.07 and 4.08 hereof;

         (c) reduce the rate of or change the time or place or manner of payment for payment of interest, including default interest, or premium on any Note;

         (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

         (e) impair the right to institute suit for the enforcement or payment of premium or interest payable on or after the Stated Maturity of any Note (or, in the case of redemption at the option of the Company, on or after the Redemption Date);

         (f) reduce the Change of Control Purchase Price or the Asset Sale Offer Price or alter the provisions regarding the right of the Company to redeem the Notes in a manner adverse to the Holders;

         (g) make any Note payable in money other than that stated in the Notes;

         (h) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes; or

         (i) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions of this Section 9.02.

                  In connection with any amendment, supplement or waiver under this Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

SECTION 9.03 COMPLIANCE WITH TRUST INDENTURE ACT

                  Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04 REVOCATION AND EFFECT OF CONSENTS

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05 NOTATION ON OR EXCHANGE OF NOTES

                  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06 TRUSTEE TO SIGN AMENDMENTS, ETC.

                  The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.


                                    Article X
                              SUBSIDIARY GUARANTEES

SECTION 10.01 SUBSIDIARY GUARANTEES

                  Subject to the provisions of this Article X, each Guarantor, jointly and severally, hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (a) the principal of, and premium, if any, and interest on the Notes will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal, and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes (including fees, expenses or other) will be promptly paid in full or performed, all in accordance with the terms hereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Guarantor will be obligated to pay, or to perform or to cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Subsidiary Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of each Guarantor hereunder in the same manner and to the same extent as the obligations of the Company. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or the Company (each, a "Benefitted Party") to proceed against the Company or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any secured party's power before proceeding against the Guarantors; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of the Guarantors, the Company any Benefitted Party, any creditor of the Guarantors, the Company or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election to proceed against the Guarantors for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefitted Party's election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Guarantors hereby covenant that the Subsidiary Guarantees will not be discharged except by payment in full of all principal, premium, if any, and interest on the Notes and all other costs provided for under this Indenture, or as provided in Section 8.01.

                  If any Holder or the Trustee is required by any court or otherwise to return to either the Company or the Guarantors, or any trustee or similar official acting in relation to either the Company or the Guarantors, any amount paid by the Company or the Guarantors to the Trustee or such Holder, the Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Guarantors agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of the Subsidiary Guarantees.

SECTION 10.02 EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES

                  To evidence the Subsidiary Guarantees set forth in Section
10.01 hereof, each of the Guarantors agrees that a notation of the Subsidiary Guarantees substantially in the form included in Exhibit J hereto shall be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of each of the Guarantors by the Chairman of the Board, any Vice Chairman, the President or one of the Vice Presidents each of of the Guarantors, under a facsimile of its seal reproduced on this Indenture and attested to by an Officer other than the Officer executing this Indenture.

                  Each of the Guarantors agree that the Subsidiary Guarantees set forth in this Article X will remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Subsidiary Guarantees.

                  If an Officer whose facsimile signature is on a Note no longer holds that office at the time the Trustee authenticates the Note on which the Subsidiary Guarantees are endorsed, the Subsidiary Guarantees shall be valid nevertheless.

                  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantees set forth in this Indenture on behalf of the Guarantors.

SECTION 10.03 GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS

         (a) Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent the transfer of all or substantially all of the assets of a Guarantor to the Company or another Guarantor. Upon any such consolidation, merger, transfer or sale, the Subsidiary Guarantee of such Guarantor shall no longer have any force or effect.

         (b) Except as set forth in Article IV, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into a corporation or corporations other than the Company or another Guarantor (whether or not affiliated with the Guarantor), or successive consolidations or mergers in which such a Guarantor or its successor or successors shall be a party or parties, or shall prevent the transfer of all or substantially all of the assets of such a Guarantor, to a corporation other than the Company or another Guarantor (whether or not affiliated with such Guarantor) authorized to acquire and operate the same; provided, however, that, except as provided in Section 10.04 hereof, each such Guarantor hereby covenants and agrees that, upon any such consolidation, merger or transfer, the Subsidiary Guarantee endorsed on the Notes, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, shall be expressly assumed (in the event that the Guarantor is not the surviving corporation in the merger), by a supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the corporation formed by such consolidation, or into which such Guarantor shall have been merged, or by the corporation which shall have acquired such property. In case of any such consolidation, merger or transfer of assets and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, such successor corporation shall succeed to and be substituted for such Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

         (c) The Trustee, subject to the provisions of Section 10.04 hereof, shall be entitled to receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption of Obligations, comply with the provisions of this
Section 10.03. Such certificate and opinion shall comply with the provisions of
Section 10.05.

SECTION 10.04 RELEASE OF GUARANTORS

                  Upon the occurrence of any of the following events:

                  (a) the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of all of the Capital Stock or other Equity Interests of a Guarantor or all of or substantially all of its assets, in either case, to an entity which is not a Guarantor (in compliance with the terms hereof);

                  (b) the designation of a Restricted Subsidiary to become an Unrestricted Subsidiary, which transaction is otherwise in compliance with this Indenture (including, without limitation, the provisions of Section 4.08 hereof); or

                  (c) the release of a Guarantor from its obligations under any Credit Agreement by the lenders thereunder;

then such Guarantor (or, if clause (a) of this paragraph applies, the corporation acquiring such property) shall be released from and relieved of its obligations under its Subsidiary Guarantee or Section 10.03 hereof as the case may be; provided that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of
Section 4.08 hereof; and provided further that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any indebtedness of the Company or any other Subsidiary of the Company shall also terminate upon such release, sale or transfer.

                  Upon delivery by the Company to the Trustee of an Officer's Certificate and Opinion of Counsel, and to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.08 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Guarantor from its obligations under its Subsidiary Guarantee. Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article X.

SECTION 10.05 LIMITATION OF GUARANTOR'S LIABILITY

                  Each Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under this Article X shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Section 10, result in the obligations of such Guarantor under the Subsidiary Guarantee of such Guarantor not constituting a fraudulent transfer or conveyance.

SECTION 10.06 APPLICATION OF CERTAIN TERMS AND PROVISIONS TO THE GUARANTOR

         (a) For purposes of any provision of this Indenture which provides for the delivery by any Guarantor of an Officers' Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.01 shall apply to such Guarantor as if references therein to the Company were references to such Guarantor.

         (b) Any request, direction, order or demand which by any provision of this Indenture is to be made by any Guarantor, shall be sufficient if evidenced as described in Section 10.02 as if references therein to the Company were references to such Guarantor.

         (c) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes to or on any Guarantor may be given or served as described in Section
10.02 as if references therein to Company were references to such Guarantor.

         (d) Upon any demand, request or application by any Guarantor to the Trustee to take any action under this Indenture, such Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 10.04 hereof as if all references therein to the Company were references to such Guarantor.

SECTION 10.07 ADDITIONAL GUARANTORS

                  In the event that any Unrestricted Subsidiary of the Company shall be designated by the Board of Directors of the Company as a Restricted Subsidiary pursuant to Section 4.18, the Company shall cause such Restricted Subsidiary to deliver to the Trustee a supplemental Subsidiary Guarantee, in substantially the form of Exhibit F hereto, pursuant to which such Restricted Subsidiary (the "Additional Guarantor") shall jointly and severally with each of the existing Guarantors guarantee the Company's obligations under this Indenture and the Notes (the "Additional Guarantee").

                                   Article XI
                                  MISCELLANEOUS

SECTION 11.01 TRUST INDENTURE ACT CONTROLS

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 11.02 NOTICES

                  Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company:

                  American Lawyer Media, Inc.
                  600 Third Avenue
                  New York, New York  10016
                  Telephone No.: (212) 973-2800
                  Fax No.: (212) 973 2889
                  Attention:  Randall J. Weisenburger

         If to the Trustee:

                  The Bank of New York
                  101 Barclay Street, Floor 21 West
                  New York, New York 10286
                  Telephone No.:  (212) 815-5835
                  Fax No.:  (212) 815-5505
                  Attention: Corporate Trust Trustee Administration

                  The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03 COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 11.04 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.05 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.06 RULES BY TRUSTEE AND AGENTS

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
              STOCKHOLDERS

                  No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 11.08 GOVERNING LAW

                  THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES.

SECTION 11.09 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

                  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10 SUCCESSORS

                  All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.11 SEVERABILITY

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12 COUNTERPART ORIGINALS

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13 TABLE OF CONTENTS, HEADINGS, ETC.

                  The Table of Contents, Cross-Reference Table and headings of the Sections and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                         [Signatures on following pages]

                                   SIGNATURES


Dated as of December 22, 1997         AMERICAN LAWYER MEDIA, INC.


                                    By:
                                       -----------------------------------------

                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

Attest:


----------------------------    (SEAL)
Name:
Title:    Secretary


Dated as of December 22, 1997         ALM, LLC


                                      By:
                                         ---------------------------------------

                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------



Attest:


----------------------------   (SEAL)
Name:
Title:    Secretary

Dated as of December 22, 1997         COUNSEL CONNECT, LLC


                                      By:
                                         ---------------------------------------

                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------



Attest:


----------------------------   (SEAL)
Name:
Title:    Secretary



Dated as of December 22, 1997         ALM IP, LLC


                                      By:
                                         ---------------------------------------

                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------



Attest:


----------------------------   (SEAL)
Name:
Title:    Secretary

Dated as of December 22, 1997         ALM COUNSEL CONNECT, INC.


                                      By:
                                         ---------------------------------------

                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------



Attest:


----------------------------   (SEAL)
Name:
Title:    Secretary


Dated as of December 22, 1997         THE BANK OF NEW YORK


                                      By:
                                         ---------------------------------------

                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------



Attest:


----------------------------
Name:
Title:

                                                                       EXHIBIT A

                         [FORM OF FACE OF SERIES A NOTE]

                              [Global Notes Legend]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND AN PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC). ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]

         THE NOTES (OR THEIR PREDECESSORS) EVIDENCED HEREBY WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTES EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTES EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING

         ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTES EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH NOTES MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
         (b) TO A LIMITED NUMBER OF OTHER INSTITUTIONAL "ACCREDITED INVESTORS" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT ("INSTITUTIONAL ACCREDITED INVESTORS"), (c) (IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR
         (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTES EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

                                           CUSIP No. [       ]/ISIN No.[       ]


                      9 3/4% Series A Senior Notes due 2007
No.                                                                 $175,000,000

AMERICAN LAWYER MEDIA, INC., a Delaware corporation,

promises to pay to

or registered assigns,

the principal sum of

Dollars [or such other amount as is indicated on Schedule A hereof]* on December 15, 2007

Interest Payment Dates:  June 15 and December 15

Record Dates: June 1 and December 1

                         Dated: December 22, 1997

                         AMERICAN LAWYER MEDIA, INC.

                         By:
                            -------------------------------------------
                                   Name:
                                        -------------------------------
                                  Title:
                                        -------------------------------

                         By:
                            -------------------------------------------
                                   Name:
                                        -------------------------------
                                  Title:
                                        -------------------------------

                        (SEAL)

TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the 9 3/4% Senior
Notes referred to in the
within-mentioned Indenture:

THE BANK OF NEW YORK, as Trustee

By:
---------------------------------
       Authorized Signatory

------------------------
*        Applicable to Global Notes only.

                       (Form of Reverse of Series A Note)

                           AMERICAN LAWYER MEDIA, INC.

                           9 3/4% Senior Notes due 2007

         Capitalized terms used herein shall have the meanings assigned to them in this Indenture referred to below unless otherwise indicated.

         1. Interest. American Lawyer Media, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 9 3/4% per annum from December 22, 1997 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 15, 1998. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. Liquidated Damages. The Holder of this Note is entitled to the benefits of the Registration Rights Agreement relating to the Notes dated December 22, 1997, between the Company, the Guarantors and the Initial Purchasers.

         The Registration Rights agreement will provide that (i) if the Company fails to file an Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) with the SEC on or prior to the 120th day after the Closing Date, (ii) if the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to the 180th day after the Closing Date, (iii) the Exchange Offer (as defined in the Registration Rights Agreement) is not consummated on or before the 30th business day after the Exchange Offer Registration Statement is declared effective (iv) if obligated to file the Shelf Registration Statement (as defined in the Registration Rights Agreement) and the Company fails to file the Shelf Registration Statement with the SEC on or prior to the 30th day after the obligation to file arises, or (v) if obligated to file a Shelf Registration Statement and the Shelf Registration Statement is not declared effective on or prior to the 90th day after the obligation to file arises, or (vi) if the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is declared effective but thereafter ceases to be effective or useable in connection with resales of the Transfer Restricted Securities, such time of non-effectiveness or non-useability (each, a "Registration Default"), the Company and the Guarantors agree to pay to each Holder of Transfer Restricted Securities affected thereby liquidated damages ("Liquidated Damages") in an amount equal to $0.10 per week per $1,000 in principal amount of Transfer Restricted Securities held by the Holder for each week or portion thereof that the Registration Default continues for the first 90-day period immediately following the occurrence of such Registration Default. The amount of the Liquidated Damages shall increase by an additional $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $0.25 per week, per $1,000 in principal amount of Transfer Restricted Securities. The Company and the Guarantors shall not be required to pay Liquidated Damages for more than one Registration Default at any given time. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

         All accrued Liquidated Damages shall be paid by the Company and the Guarantors to the Holders entitled thereto in the same manner as interest payments on the Notes on semi-annual damages payment dates which correspond to interest payment dates for the Notes.

         3. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         4. Paying Agent and Registrar. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         5. Indenture. The Company issued the Notes under an Indenture dated as of December 22, 1997 ("Indenture") by and among the Company, ALM, LLC, Counsel Connect, LLC, ALM IP, LLC, ALM Counsel Connect, Inc. (collectively, the "Guarantors") and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are unsecured obligations of the Company limited to $175,000,000 in aggregate principal amount.

         6.  Optional Redemption.

                  (a) Except as set forth in clauses (b) and (c) of this Section of the Note, the Company shall not have the option to redeem the Notes prior to December 15, 2002 except as provided below. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest (and Liquidated Damages, if any,) thereon to the applicable redemption date if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

         Year                                       Percentage
        -----                                       ----------
         2002......................................  104.875%
         2003......................................  103.250%
         2004......................................  101.625%
         2005 and thereafter.......................  100.000%

                  (b) Notwithstanding the provisions of clause (a) of this Section of the Note, at any time or from time to time on or prior to December 15, 2000, the Company may (but shall not have the obligation to) redeem in the aggregate up to

35% of the aggregate principal amount of the Notes originally outstanding, at a redemption price of 109.75% of the aggregate principal amount so redeemed, together with accrued and unpaid interest (and Liquidated Damages, if any) to the date of redemption out of the Net Cash Proceeds of one or more Public Equity Offerings; provided however, that immediately following such redemption not less than $113.8 million aggregate principal amount of the Notes remains outstanding, and provided further, that such redemption shall occur within 90 days of the closing of such Public Equity Offering.

                  (c) Notwithstanding the provisions of clause (a) of this Section of the Note, the Notes will also be subject to redemption, at any time prior to December 15, 2002 upon not less than 10 nor more than 20 days' notice to each Holder of Notes redeemed, at the option of the Company, in whole or in part, in integral multiples of $1,000 at a redemption price equal to 100% of the principal amount thereof plus the applicable Make-Whole Premium plus accrued and unpaid interest (and Liquidated Damages, if any) to but excluding the Redemption Date.

         7.  Mandatory Redemption.

         The Company shall not be required to make mandatory redemption payments with respect to the Notes.

         8.  Repurchase at Option of Holder.

         (a) Upon the occurrence of a Change of Control, each Holder shall have the right, at such Holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Company (the "Change of Control Offer"), to require the Company to repurchase all or any part of such Holder's Notes (provided, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 60 Business Days after the date of occurrence of such Change of Control, at a cash price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), together with accrued and unpaid interest (and Liquidated Damages, if any) to the Change of Control Purchase Date. The Change of Control Offer shall be made within 30 Business Days following a Change of Control by mailing a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by this Indenture. The Change of Control Offer shall remain open for at least 20 Business Days following the mailing of such Change of Control Offer but in no event longer than 30 Business Days, unless required by law (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, the Company promptly shall purchase all Notes properly tendered in response to the Change of Control Offer.

The Company shall comply with the requirements of Regulation 14E under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any such securities laws or regulations conflict with the provisions of this paragraph, compliance by the Company or any of the Guarantors with such laws and regulations shall not in and of itself cause a breach of its obligations under such covenant.

                  On or before the Change of Control Purchase Date, the Company shall, to the extent lawful (a) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any), of all Notes so tendered and (c) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly pay the Holders of Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any), and the Trustee shall promptly authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. Any Notes not so accepted will be delivered promptly by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

                  If the Change of Control Purchase Date hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any, due on such Interest Payment Date) will be paid to the person in whose name a
Note is registered at the close of business on such Record Date, and such accrued and unpaid interest (and Liquidated Damages, if applicable) will not be payable to Holders who tender the Notes pursuant to the Change of Control Offer.

                  The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

         (b) The Company shall not, and shall not permit any Restricted Subsidiary to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, business or assets, including by merger or consolidation (in the case of a Restricted Subsidiary of the Company), and including any sale or other transfer or issuance of any Capital Stock of any Restricted Subsidiary, whether by the Company or a Restricted Subsidiary of either or through the issuance, sale or transfer of Capital Stock by a Restricted Subsidiary, and including any sale and leaseback transaction (any of the foregoing, an "Asset Sale"), unless:

                  (i) within 270 days after the date of such Asset Sale, the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are applied to the optional redemption of the Notes in accordance with the terms of this Indenture or any other Indebtedness of the Company ranking on a parity with the Notes from time to time outstanding with similar provisions requiring the Company to make an offer to purchase or to redeem such Indebtedness with the proceeds of asset sales, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding, or to the repurchase of the Notes and such other Indebtedness pursuant to a cash offer (subject only to conditions required by applicable law, if any) (pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding) (the "Asset Sale Offer") at a purchase price of 100% of principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the "Asset Sale Offer Price") together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment, or (ii) within 270 days following such Asset Sale, the Asset Sale Offer Amount is (A) invested (or committed, pursuant to a binding commitment subject only to reasonable, customary closing conditions, to be invested, and in fact is so invested, within an additional 90 days) in a Person, business, assets or property which in the good faith reasonable judgment of the Board of Directors will constitute or be a part of a Related Business of the Company or such Restricted Subsidiary (if it continues to be a Subsidiary) immediately following such transaction or (B) used to retire or repay Indebtedness of the Company and/or any Restricted Subsidiary that ranks senior to or pari passu with the Notes and/or the Guarantees or to permanently reduce the amount of such Indebtedness (provided that, in the case of a revolving credit arrangement or similar arrangement that makes credit available, such commitment is permanently reduced by such amount).

                  (ii) with respect to any Asset Sale or related series of Asset Sales involving securities, property or assets with an aggregate Determined Fair Market Value in excess of $500,000, at least 75% of the consideration for such Asset Sale or series of related Asset Sales consists of (x) cash or Cash Equivalents or (y) property or services usable by the Company or any Restricted Subsidiary in the ordinary course of conduct of a Related Business; provided, that if the Determined Fair Market Value of property or assets of the kind specified in this subclause (y) exceeds $5.0 million, then the Determined Fair Market Value thereof shall be determined by a Third Party Evaluator; and provided, further, that the principal amount of the following shall be deemed to be cash for purposes of this clause
         (b): (i) any Indebtedness (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary that is assumed or forgiven by the transferee of any such assets and (ii) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 30 days of the closing of such Asset Sale (but in the case of this subclause (ii), only to the extent of the cash received),

         (c) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale, and

         (d) the Board of Directors of the Company determines in good faith that the Company or such Restricted Subsidiary, as applicable, receives at least Determined Fair Market Value for such Asset Sale.

                  An acquisition of Notes pursuant to an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth above (the "Excess Proceeds") exceeds $5.0 million and that each Asset Sale Offer shall remain open for 20 Business Days following its commencement but in no event longer than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). Not later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date") the Company shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Notes or any other Indebtedness properly tendered (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Notes and any other Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued and unpaid interest and Liquidated Damages, if any). Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

                  If the payment date in connection with an Asset Sale Offer hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any, due on such Interest Payment Date) will be paid to the person in whose name a Note is registered at the close of business on such Record Date, and such interest (or Liquidated Damages, if applicable) will not be payable to Holders who tender Notes pursuant to such Asset Sale Offer.

                  Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders.

         9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

         11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes (including the addition of any Guarantors) or that does not adversely affect the legal rights under the Indenture of any such

Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

         12. Defaults. An "Event of Default" means: (1) failure to pay any installment of interest (or Liquidated Damages, if any) on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days; (2) failure to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, or otherwise; (3) the failure by either of the Company or any Restricted Subsidiary to observe or perform any other covenant or agreement contained in the Notes or this Indenture and the continuance of such failure for a period of 45 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding specifying the default and demanding that same be remedied;
(4) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law commences a voluntary case; consents to the entry of an order for relief against it in an involuntary case; consents to the appointment of a Custodian of it or for all or substantially all of its property; makes a general assignment for the benefit of its creditors; or generally is not paying its debts as they become due; or, a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that is for relief against the Company or any Restricted Subsidiary in an involuntary case, appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary, or orders the liquidation of the Company or any Significant Subsidiary and the order or decree remains unstayed and in effect for 60 consecutive days; (5) a default in Indebtedness of the Company or any of its Restricted Subsidiaries with an aggregate principal amount in excess of $5.0 million (i) resulting from the failure to pay principal at final maturity or (ii) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity; and (6) final unsatisfied judgments not covered by insurance aggregating in excess of $5.0 million, at any one time rendered against the Company or any of its Significant Subsidiaries and not stayed, bonded or discharged within 60 days.

         An Event of Default shall not be deemed to have occurred under clause
(3), (5) or (6) until the Trustee shall have received written notice from the Company or any of the Holders or unless a Responsible Officer shall have knowledge of such Event of Default.

         13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, engage in certain transactions with Affiliates, incur additional indebtedness and make payments in respect of Equity Interests. The limitations are subject to a number of important qualifications and limitations.

         14. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         15. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                           American Lawyer Media, Inc.
                           600 Third Avenue
                           New York, NY  10016
                           Telephone No.:  (212) 973-2800
                           Fax No.: (212) 973 2889
                           Attention:  Randall J. Weisenburger

                                 ASSIGNMENT FORM


To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


--------------------------------------------------------------------------------
               (Insert assignee's Social Security or tax I.D. No.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for such agent.



Your Signature:
               -----------------------------------
              (Sign exactly as your name appears on the face of this Note)


Date:
     ----------------------------

               By:
                  ----------------------------------
               Notice: To be executed by an executive officer


Signature Guarantee:*
                    -----------------------



----------------------
* Signature must be guaranteed.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred

         CHECK ONE BOX BELOW

                  (1) / / to the Company; or

                  (2) / / pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

                  (3) / / pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

                  (4) / / to an institutional "accredited investor" (as defined in Schedule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

                  (5) / / pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

                  Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof, provided, however, that if box (3), (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Notes such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


                                                    ----------------------------
                                                    Signature

Signature Guarantee *



----------------------                              ----------------------------
Signature must be guaranteed                        Signature




---------------------
* Signature must be guaranteed.

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

                  The undersigned represents and warrants that it (a) is purchasing this Discount Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, (b) is aware that the sale to it is being made in reliance on Rule 144A, (c) acknowledges (i) it has been afforded an opportunity to request from Holdings and to review, and has received, all additional information considered by such person to be necessary to verify the accuracy of or to supplement the information in the Offering Memorandum it has not relied on the Initial Purchasers or any person affiliated with the Initial Purchasers in connection with its investigation of the accuracy of such information or its investment decision, and (iii) no person has been authorized to give information or to make any representation concerning Holdings or the Discount Notes other than as contained in the Offering Memorandum and information given by officers and employees of Holdings in connection with such person's examination of Holdings and the terms of the Offering and, if given or made, such other representation should not be relied upon as having been authorized by Holdings or the Initial Purchasers and (d) is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Date:
     --------------------------

                 NOTICE: To be executed by an executive officer




-------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.07 or 4.08 of the Indenture, check the box below:


         |_| Section 4.07                                     |_| Section 4.08

         If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.07 or Section 4.08 of the Indenture, state the amount you elect to have purchased: $_______



Date:                            Your Signature:
     -----------------                          --------------------------------
                                 (Sign exactly as your name appears on the Note)

                                 By:
                                    --------------------------------
                                 Notice: To be executed by an executive officer

                                 Tax Identification No.:
                                                        ------------------------

                                 Signature Guarantee:*
                                                      --------------------------






-----------------------

* Signature must be guaranteed.

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT*

         The following increases or decreases in the principal amount of this Global Note have been made:


                                                                     Principal Amount          Signature of
      Date of Exchange        Amount of          Amount of            of this Global            authorized
        or Transfer          decrease in        increase in           Note following        signatory of Trustee
                          Principal Amount    Principal Amount       such decrease or        or Note Custodian
                           of this Global      of this Global            increase
                                Note                Note
------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------



---------------------------------

* To be attached only to Global Notes.

                                                                       EXHIBIT B

                         [FORM OF FACE OF SERIES B NOTE]

                      [Global Notes Legend, if applicable]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                                             CUSIP No. [     ]/ISIN No. [      ]

                       9 3/4% Series B Senior Note due 2007

No.                                                                    $

               AMERICAN LAWYER MEDIA, INC., a Delaware corporation

promises to pay to

or registered assigns,

the principal sum of

Dollars [(or such other amount as is indicated on Schedule A hereof)]* on December 15, 2007.

Interest Payment Dates: June 15 and December 15

Record Dates:  June 1 and December 1

                                            Dated: December 22, 1997

                                            AMERICAN LAWYER MEDIA, INC.

                                            By:
                                               --------------------------------
                                                 Name:
                                                      -------------------------
                                                 Title:
                                                      -------------------------

                                            By:
                                               --------------------------------
                                                 Name:
                                                      -------------------------
                                                 Title:
                                                      -------------------------

                                                     (SEAL)

TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the 9 3/4% Senior
Notes referred to in the
within-mentioned Indenture:

THE BANK OF NEW YORK, as Trustee

By:
   -----------------------------
         Authorized Officer


-------------------------
* Applicable to Global Notes only

                       (Form of Reverse of Series B Note)

                           AMERICAN LAWYER MEDIA, INC.

                           9 3/4% Senior Notes due 2007

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. Interest. American Lawyer Media, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 9 3/4% per annum from December 22 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 15, 1998. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. Paying Agent and Registrar. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         4. Indenture. The Company issued the Notes under an Indenture dated as of December 22, 1997 ("Indenture") by and among the Company, ALM, LLC, Counsel Connect, LLC, ALM IP, LLC, ALM Counsel Connect, Inc. (collectively, the "Guarantors") and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are unsecured obligations of the Company limited to $175,000,000 in aggregate principal amount.

         5. Optional Redemption.

                  (a) Except as set forth in clauses (b) and (c) of this Section of the Note, the Company shall not have the option to redeem the Notes prior to December 15, 2002. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest (and Liquidated Damages, if any,) thereon to the applicable redemption date if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

         Year                                       Percentage
        -----                                       ----------
         2002......................................  104.875%
         2003......................................  103.250%
         2004......................................  101.625%
         2005 and thereafter.......................  100.000%

                  (b) Notwithstanding the provisions of clause (a) of this Section of the Note, at any time or from time to time on or prior to December 15, 2000, the Company may (but shall not have the obligation to) redeem in the aggregate up to 35% of the aggregate principal amount of the Notes originally outstanding, at a redemption price of 109.75% of the aggregate principal amount so redeemed, together with accrued and unpaid interest (and Liquidated Damages, if any) to the date of redemption out of the Net Cash Proceeds of one or more Public Equity Offerings; provided however, that immediately following such redemption not less than $113.8 million aggregate principal amount of the Notes remains outstanding, and provided further, that such redemption shall occur within 90 days of the closing of such Public Equity Offering.

                  (c) Notwithstanding the provisions of clause (a) of this Section of the Note, the Notes will also be subject to redemption at any time prior to December 15, 2002 upon not less than 10 nor more than 20 days' notice to each Holder of Notes redeemed, at the option of the Company, in whole or in part, in integral multiples of $1,000, at a redemption price equal to 100% of the principal amount thereof plus the applicable Make-Whole Premium at the time plus accrued and unpaid interest (and Liquidated Damages, if any) to but excluding the Redemption Date.

         6. Mandatory Redemption.

         The Company shall not be required to make mandatory redemption payments with respect to the Notes.

         7. Repurchase at Option of Holder.

                  (a) Upon the occurrence of a Change of Control, each Holder shall have the right, at such Holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Company (the "Change of Control Offer"), to require the Company to repurchase all or any part of such Holder's Notes (provided, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 60 Business Days after the date of occurrence of such Change of Control, at a cash price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), together with accrued and unpaid interest (and Liquidated Damages, if any) to the Change of Control Purchase Date. The Change of Control Offer shall be made within 30 Business Days following a Change of Control by mailing a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by this Indenture. The Change of Control Offer shall remain open for at least 20 Business Days following the mailing of such Change of Control Offer but in no event longer than 30 Business Days, unless required by law (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, the Company promptly shall purchase all Notes properly tendered in response to the Change of Control Offer. The Company shall comply with the requirements of Regulation 14E under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any such securities laws or regulations conflict with the provisions of this paragraph, compliance by the Company or any of the Guarantors with such laws and regulations shall not in and of itself cause a breach of its obligations under such covenant.

                  On or before the Change of Control Purchase Date, the Company shall, to the extent lawful (a) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any), of all Notes so tendered and (c) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly pay the Holders of Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any), and the Trustee shall promptly authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. Any Notes not so accepted will be delivered promptly by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

                  Prior to the commencement of a Change of Control Offer, but in any event within 30 days following any Change of Control, the Company will(a)(i) repay in full and terminate all commitments under Indebtedness under the Credit Agreement, pro rata in accordance with the principal amounts then outstanding under the Notes and the Credit Agreement, respectively, or (ii) offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and repay the Indebtedness owed to each lender which has accepted such offer in full, pro rata in accordance with the principal amounts then outstanding under the Notes and the Credit Agreement, respectively, or (b) obtain the requisite consents under the Credit Agreement and all such other Senior Debt to permit the repurchase of the Notes as provided herein. The Company's failure to comply with the preceding sentence shall constitute an Event of Default described in clause (c) and not in clause (b) under Section 6.01 of the Indenture.

                  If the Change of Control Purchase Date hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any, due on such Interest Payment Date) will be paid to the person in whose name a
Note is registered at the close of business on such Record Date, and such accrued and unpaid interest (and Liquidated Damages, if applicable) will not be payable to Holders who tender the Notes pursuant to the Change of Control Offer.

                  The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

                  (b) The Company shall not, and shall not permit any Restricted Subsidiary to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, business or assets, including by merger or consolidation (in the case of a Restricted Subsidiary of the Company), and including any sale or other transfer or issuance of any Capital Stock of any Restricted Subsidiary, whether by the Company or a Restricted Subsidiary of either or through the issuance, sale or transfer of Capital Stock by a Restricted Subsidiary, and including any sale and leaseback transaction (any of the foregoing, an "Asset Sale"), unless:

                  (i) within 270 days after the date of such Asset Sale, the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are applied to the optional redemption of the Notes in accordance with the terms of this Indenture or any other Indebtedness of the Company ranking on a parity with the Notes from time to time outstanding with similar provisions requiring the Company to make an offer to purchase or to redeem such Indebtedness with the proceeds of asset sales, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding, or to the repurchase of the Notes and such other Indebtedness pursuant to a cash offer (subject only to conditions required by applicable law, if any) (pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding) (the "Asset Sale Offer") at a purchase price of 100% of principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the "Asset Sale Offer Price") together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment, or (ii) within 270 days following such Asset Sale, the Asset Sale Offer Amount is (A) invested (or committed, pursuant to a binding commitment subject only to reasonable, customary closing conditions, to be invested, and in fact is so invested, within an additional 90 days) in a Person, business, assets or property which in the good faith reasonable judgment of the Board of Directors will constitute or be a part of a Related Business of the Company or such Restricted Subsidiary (if it continues to be a Subsidiary) immediately following such transaction or (B) used to retire or repay Indebtedness of the Company and/or any Restricted Subsidiary that ranks senior to or pari passu with the Notes and/or the Guarantees or to permanently reduce the amount of such Indebtedness (provided that, in the case of a revolving credit arrangement or similar arrangement that makes credit available, such commitment is permanently reduced by such amount).

                  (ii) with respect to any Asset Sale or related series of Asset Sales involving securities, property or assets with an aggregate Determined Fair Market Value in excess of $500,000, at least 75% of the consideration for such Asset Sale or series of related Asset Sales consists of (x) cash or Cash Equivalents or (y) property or services usable by the Company or any Restricted Subsidiary in the ordinary course of conduct of a Related Business; provided, that if the Determined Fair Market Value of property or assets of the kind specified in this subclause (y) exceeds $5.0 million, then the Determined Fair Market Value thereof shall be determined by a Third Party Evaluator; and provided, further, that the principal amount of the following shall be deemed to be cash for purposes of this clause
         (b): (i) any Indebtedness (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary that is assumed or forgiven by the transferee of any such assets and (ii) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 30 days of the closing of such Asset Sale (but in the case of this subclause (ii), only to the extent of the cash received),

                  (c) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale, and

                  (d) the Board of Directors of the Company determines in good faith that the Company or such Restricted Subsidiary, as applicable, receives at least Determined Fair Market Value for such Asset Sale.

                  An acquisition of Notes pursuant to an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth above (the "Excess Proceeds") exceeds $5.0 million and that each Asset Sale Offer shall remain open for 20 Business Days following its commencement but in no event longer than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). Not later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), the Company shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Notes or any other Indebtedness properly tendered (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Notes and any other Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued and unpaid interest and Liquidated Damages, if any). Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

                  If the payment date in connection with an Asset Sale Offer hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any, due on such Interest Payment Date) will be paid to the person in whose name a Note is registered at the close of business on such Record Date, and such interest (or Liquidated Damages, if applicable) will not be payable to Holders who tender Notes pursuant to such Asset Sale Offer.

                  Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders.

         8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

         10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes (including the addition of any Guarantors) or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

         11. Defaults. An "Event of Default" means: (1) failure to pay any installment of interest (or Liquidated Damages, if any) on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days; (2) failure to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, or otherwise; (3) the failure by either of the Company or any Restricted Subsidiary to observe or perform any other covenant or agreement contained in the Notes or this Indenture and the continuance of such failure for a period of 45 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding specifying the default and demanding that same be remedied;
(4) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law commences a voluntary case; consents to the entry of an order for relief against it in an involuntary case; consents to the appointment of a Custodian of it or for all or substantially all of its property; makes a general assignment for the benefit of its creditors; or generally is not paying its debts as they become due; or, a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that is for relief against the Company or any Restricted Subsidiary in an involuntary case, appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary, or orders the liquidation of the Company or any Significant Subsidiary and the order or decree remains unstayed and in effect for 60 consecutive days; (5) a default in Indebtedness of the Company or any of its Restricted Subsidiaries with an aggregate principal amount in excess of $5.0 million (i) resulting from the failure to pay principal at final maturity or
(ii) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity; and (6) final unsatisfied judgments not covered by insurance aggregating in excess of $5.0 million, at any one time rendered against the Company or any of its Significant Subsidiaries and not stayed, bonded or discharged within 60 days.

         An Event of Default shall not be deemed to have occurred under clause
(3), (5) or (6) until the Trustee shall have received written notice from the Company or any of the Holders or unless a Responsible Officer shall have knowledge of such Event of Default.

         12. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company, and its Restricted Subsidiaries to, among other things, engage in certain transactions with Affiliates, incur additional indebtedness and make payments in respect of Equity Interests. The limitations are subject to a number of important qualifications and limitations.

         13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         14. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                           American Lawyer Media, Inc.
                           600 Third Avenue
                           New York, NY  10016
                           Telephone No.:  (212) 973-2800
                           Fax No.: (212) 973 2889
                           Attention:  Randall J. Weisenburger

                                 ASSIGNMENT FORM


To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


--------------------------------------------------------------------------------
               (Insert assignee's Social Security or tax I.D. No.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_______________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for such agent.



Your Signature:
               ----------------------------------------------
               (Sign exactly as your name appears on the face of this Note)


Date:
     ---------------------------

                           By:
                              --------------------------------------------------
                           Notice: To be executed by an executive officer


Signature Guarantee:*
                     ------------------------------------



-----------------------

* Signature must be guaranteed.

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.07 or 4.08 of the Indenture, check the box below:


         / / Section 4.07                    / / Section 4.08

         If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.07 or Section 4.08 of the Indenture, state the amount you elect to have purchased: $_______



Date:                          Your Signature:
     -----------------                        ----------------------------------
                               (Sign exactly as your name appears on the Note)


                               By:
                                  ------------------------------
                               Notice: To be executed by an executive officer

                               Tax Identification No.:
                                                      --------------------------

                               Signature Guarantee:*
                                                    ----------------------------






-----------------------

* Signature must be guaranteed.

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT*

         The following increases or decrease in the principal amount of this Global Note have been made:

                                                                     Principal Amount          Signature of
      Date of Exchange        Amount of          Amount of            of this Global            authorized
        or Transfer          decrease in        increase in           Note following        signatory of Trustee
                          Principal Amount    Principal Amount       such decrease or        or Note Custodian
                           of this Global      of this Global            increase
                                Note                Note
------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------


---------------------------------

* To be attached only to Global Notes

                                                                       EXHIBIT C


                 FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM
                       U.S. GLOBAL NOTE OR IAI GLOBAL NOTE
                      TO REGULATION S TEMPORARY GLOBAL NOTE
          (Transfers pursuant to Section 2.07(a)(ii) of the Indenture)


The Bank of New York, as Trustee
101 Barclay Street, Floor 21 West
New York, New York  10286
Attn:    Corporate Trustee
         Administration

                  Re:      American Lawyer Media, Inc.
                           9 3/4% Senior Notes Due 2007 (the "Notes")

                  Reference is hereby made to the Indenture dated as of December 22, 1997 (the "Indenture") between American Lawyer Media, Inc., as Issuer, ALM LLC, Counsel Connect LLC, ALM IP, LLC and ALM Counsel Connect Inc. (the "Guarantors") and The Bank of New York, as Trustee.

                  This letter relates to U.S. $175,000,000 aggregate principal amount of Senior Notes which are held in the form of the [Rule 144A Global Note (CUSIP No. 027126AA9)] [IAI Global Note (CUSIP No. 027126AB7)] with the Depositary in the name of [name of transferor] (the "Transferor") to effect the transfer of the Notes in exchange for an equivalent security entitlement in the Regulation S Temporary Global Note.

                  In connection with such request, the Transferor does hereby certify that such transfer has been effected In accordance with the transfer restrictions set forth in the Notes and (i) with respect to transfers made in reliance on Regulation S, does hereby certify that:

                  (1) the offer of the Notes was not made to a person in the United States:

                  (2) the transaction was executed in on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States:

                  (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the United States Securities Act of 1933, as amended (the "Securities Act"):

(ii) with respect to transfers made in reliance on Rule 144 does hereby certify that the Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act; (iii) with respect to transfers made in reliance on Rule 144, does hereby certify that such Notes are being transferred in accordance with Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction; and (iv) with respect to transfers made in reliance on Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act does hereby certify that such Notes are being transferred to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account as to which the transferee exercises sole investment discretion and the transferee and any such account is an institutional "accredited investor" within the meaning of Rule 501(a)(1,) (2), (3) or (7) of Regulation D under the Securities Act and in accordance with applicable securities laws of any state, of the United States or any other jurisdiction.

                  In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(2) or (3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(2) or (3) or Rule 904(c)(1), as the case may be.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Capitalized terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S.


                                                        [Name of Transferor]


                                                         By:
                                                            -------------------
                                                            Name:
                                                            Title:

Date:


cc:      American Lawyer Media, Inc.
         600 Third Avenue
         New York, New York  10016

         Attn:  Randall J. Weisenburger

                                                                       EXHIBIT D


                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                     FROM REGULATION S TEMPORARY GLOBAL NOTE
                     TO U.S. GLOBAL NOTE OR IAI GLOBAL NOTE
          (Transfers pursuant to Section 2.07(a)(iii) of the Indenture)


The Bank of New York, as Trustee
101 Barclay Street, Floor 21 West
New York,  New York  10286
Attn:    Corporate Trustee
         Administration

                  Re:      American Lawyer Media, Inc.
                           9 3/4% Senior Notes Due 2007 (the "Notes")

                  Reference is hereby made to the Indenture dated as of December 22, 1997 (the "Indenture") between American Lawyer Media, Inc., as Issuer, ALM LLC, Counsel Connect LLC, ALM IP, LLC and ALM Counsel Connect Inc. (the "Guarantors") and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the respective meanings given them in the Indenture.

                  This letter relates to U.S. $175,000,000 aggregate principal amount of Notes which are held in the form of the Regulation S Temporary Global Note (ISIN No. U0268EAA1) with the Depositary in the name of [name of transferor] (the "Transferor") to effect the transfer of the Notes in exchange for an equivalent security entitlement in the [Rule 144A/IAI] Global Note.

                  In connection with such request, and in respect of such Notes the Transferor does hereby certify that such Notes are being transferred in accordance with (i) the transfer restrictions set forth in the Notes and (ii) [Rule 144A under the United States Securities Act of 1933, as amended, to a transferee that the Transferor reasonable believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and] [to a transferee that the Transferor reasonable believes is purchasing the Notes for its own account or an account as to which the transferee exercises sole investment discretion and the transferee and any such account is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D and] in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

                                                        [Name of Transferor],


                                                         By:
                                                            --------------------
                                                            Name:
                                                            Title:


Dated:


cc:      American Lawyer Media, Inc.
         600 Third Avenue
         New York, New York  10016
         Attn:  Randall J. Weisenburger

                                                                       EXHIBIT E

                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                FROM GLOBAL NOTE OR TRANSFER RESTRICTED SECURITY
                         TO TRANSFER RESTRICTED SECURITY
   (Transfers pursuant to Section 2.07(a)(iv) or Section 2.07(a)(v) of the Indenture)

The Bank of New York, as Trustee
101 Barclay Street, Floor 21 West
New York,  New York   10286
Attn:  Corporate Trustee
         Administration

                         Re: American Lawyer Media, Inc.
                             9 3/4% Senior Notes Due 2007 (the "Notes")

                  Reference is hereby made to the Indenture dated as of December 22, 1997 (the "Indenture") between American Lawyer Media, Inc., as Issuer, ALM LLC, Counsel Connect LLC, ALM IP, LLC and ALM Counsel Connect Inc. (the "Guarantors") and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the respective meanings given them in the Indenture.

                  This letter relates to U.S. $175,000,000 aggregate principal amount of Notes which are held [in the form of the [U.S./IAI/Regulation S] [Global] [Transfer Restricted] Security (CUSIP Nos. [027126AA9],[027126AB7], [U0268EAA1]/ISIN No. [US027126AA91]) with the Depositary*] in the name of [name of transferor] (the "Transferor") to effect the transfer of the Notes.

                  In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred (i) in accordance with the transfer restrictions set forth in the Notes and (ii) to a transferee that the Transferor reasonably, believes is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the United States Securities Act of 1933, as amended) and is acquiring at least $100,000 principal amount of Notes for its own account or for one or more accounts as to which the transferee exercises sole investment discretion and (iii) in accordance with applicable securities laws of any state of the United States or any other jurisdiction.


----------------------

* Insert, if appropriate.

                                                     [Name of Transferor]



                                                     By:
                                                        -----------------------
                                                     Name:
                                                     Title:


Dated:


cc:      American Lawyer Media, Inc.
         600 Third Avenue
         New York, New York  10016
         Attn:  Randall J. Weisenburger

                                                                       EXHIBIT F


               FORM OF ACCREDITED INVESTOR TRANSFEREE CERTIFICATE
        (Transfers pursuant to Section 2.07(a)(iv) or Section 2.07(a)(v))


The Bank of New York, as Trustee
101 Barclay Street, Floor 21 West
New York, New York   10286
Attn:  Corporate Trustee
       Administration Department

         Re:      American Lawyer Media, Inc.
                  9 3/4% Senior Notes Due 2007 (the "Notes")


                  Reference is hereby made to the Indenture dated as of December 22, 1997 (the "Indenture") between American Lawyer Media, Inc., as Issuer, ALM LLC, Counsel Connect LLC, ALM IP, LLC and ALM Counsel Connect Inc. (the "Guarantors") and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the respective meanings given them in the Indenture.

                  This letter relates to U.S. $175,000,000 aggregate principal amount of Notes which are held in the form of the [U.S./IAI/Regulation S] [Transfer Restricted] [Global] [Note] [Securities] (CUSIP Nos.[027126AA9], [027126AB7], [U0268EAA1]/ ISIN No. [US027126AA91]) with the Depositary]* in the name of [name of transferor] (the "Transferor") to effect the transfer of the Notes to the undersigned.

                  In connection with such request, and in respect of such Notes we confirm that:

                  1. We understand that the Notes were originally offered in a transaction not involving any public offering in the United States within the meaning of the United States Securities Act of 1933, as amended (the "Securities Act"), that the Notes have not been registered under the Securities Act and that (A) the Notes may be offered, resold, pledged or otherwise transferred only (i) to a person who the seller reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act, to a person who the seller reasonably believes is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act), outside the United States in a transaction meeting the requirements of Rule 903 or 904 of Regulation S under the Securities


-----------------------------

* Insert and modify, if appropriate.

         Act or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (ii) to the Company or (iii) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (B) the purchaser will, and each subsequent holder is required to, notify, any subsequent purchaser from it of the resale restrictions set forth in
         (A) above.

                  2. We are a corporation, partnership or other entity having such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Notes, and we are (or any account for which we are purchasing under paragraph 4 below is) an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, able to bear the economic risk of our proposed investment in the Securities.

                  3 . We are acquiring the Notes for our own account (or for accounts as to which we exercise sole investment discretion and have authority to make, and do make, the statements contained in this letter) and not with a view to any distribution of the Notes, subject, nevertheless, to the understanding that the disposition of our property shall at all times be and remain within our control.

                  4. We are, and each account (if any) for which we are purchasing Notes is, purchasing Notes having an aggregate principal amount of not less than $100.000.

                  5 . We understand that (a) the Notes will be delivered to us in registered form only and that the certificate delivered to us in respect of the Notes will bear a legend substantially to the following effect:

"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE 'SECURITIES ACT'). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE THIRD ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ('RULE 144A'), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY). (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY (THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), AND, IF SUCH TRANSFER IS BEING EFFECTED BY CERTAIN

         and (b) such certificates will be reissued without the foregoing legend only in accordance with the terms of the Indenture.

                           6. We agree that in the event that at some future time we wish to dispose of any of the Notes, we will not do so unless:

                                    (a) the Notes are sold to the Company or any
         Subsidiary thereof;

                                    (b) the Notes are sold to a qualified
         institutional buyer in compliance with Rule 144A under the Securities Act;

                                    (c) the Notes are sold to an institutional
         accredited investor, as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, acquiring at least $100,000 principal amount of the Notes that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from such Trustee);

                                    (d) the Notes are sold outside the United
         States in compliance with Rule 903 or Rule 904 under the Securities
         Act;

                                    (e) the Notes are sold by us pursuant to
         Rule 144 under the Securities Act; or

                                    (f) the Notes are sold pursuant to an
         effective registration statement under the Securities Act.

                                                     Very truly yours,

                                                     [PURCHASER]


                                                     By:
                                                        ------------------------
                                                              Name:
                                                              Title:
                                                              Dated:


cc:      American Lawyer Media, Inc.
         600 Third Avenue
         New York, New York  10016
         Attn:  Randall J. Weisenburger

                                                                       EXHIBIT G


                      FORM OF CERTIFICATE FOR TRANSFERS OF
                       REGULATION S TEMPORARY GLOBAL NOTE
                     FOR REGULATION S PERMANENT GLOBAL NOTE
                  (Transfers pursuant to Section 2.07(a)(viii))
                                  (Transferor)


[MORGAN GUARANTY TRUST COMPANY
OF NEW YORK, BRUSSELS OFFICE AS
OPERATOR OF THE EUROCLEAR SYSTEM]

[CEDEL BANK, SOCIETE ANONYME]

         Re:      American Lawyer Media, Inc.
                  9 3/4% Senior Notes Due 2007 (the "Notes")

                  Reference is hereby made to the Indenture dated as of December 22, 1997 (the "Indenture") between American Lawyer Media, Inc., as Issuer, ALM LLC, Counsel Connect LLC, ALM IP, LLC and ALM Counsel Connect Inc. (the "Guarantors") and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

                  This certificate relates to U.S. $175,000,000 aggregate principal amount of Notes which are held in the form of the Regulation S Temporary Global Note (ISIN No. US027126AA91) with the Depositary in the name [name of transferor] (the "Transferor") to effect the transfer of the security entitlement in such Regulation S Temporary Global Note for a security entitlement in an equivalent aggregate principal amount of the Regulation S Permanent Global Note.

                  In connection with such request, and in respect of such Notes, we confirm that:

                  1. We are either not a U.S. person (as defined below) or we have purchased our security entitlement in the above referenced Regulation S Temporary Global Note in a transaction that is exempt from the registration requirements under the Securities Act.

                  2. We are delivering this certificate in connection with obtaining a security entitlement in the Regulation S Permanent Global
         Note in exchange for our security entitlement in the Regulation S Temporary Global Note.

                  For purposes of this certificate. "U.S. person" means (i) any individual resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States. (iii) any estate of which an executor or administrator is a U.S. person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-U.S. person who has sole or shared investment discretion with respect to its assets), (iv) any trust of which any trustee is a U.S. person (other than a trust of which at least one trustee is a non-U.S. person who has sole or shared investment discretion with respect to its assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person), (v) any agency or branch of a foreign entity located in the United States, (vi) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person, (vii) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States (other than such an account held for the benefit or account of a non-U.S. person), (viii) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act (unless it is organized or incorporated, and owned, by accredited investors within the meaning of Rule 501 (a) under the Securities Act who are not natural persons, estates or trusts); provided, however, that the term "U.S. person" shall not include (A) a branch or agency of a U.S. person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business, (B) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country and (C) the international organizations set forth in Section 902(o)(7) of Regulation S under the Securities Act and any other similar international organizations, and their agencies, affiliates and pension plans.

                  We irrevocably authorize you to produce this certificate or a copy hereof to any interested party in any administrative or other proceedings with respect to the matters covered by this certificate.

                                                     Very truly yours,

                                                     [TRANSFEROR]


                  By:
                     ---------------------------
                                                     Name:
                                                     Title:

                                                     To be completed by the
                                                     account holder as, or as
                                                     agent for, the beneficial
                                                     owner(s) of the Notes to
                                                     which this certificate
                                                     relates.

Dated:

cc:     American Lawyer Media, Inc.
         600 Third Avenue

         New York, New York  10016
         Attn:  Randall J. Weisenburger

                                                                       EXHIBIT H


                      FORM OF CERTIFICATE FOR TRANSFERS OF
                       REGULATION S TEMPORARY GLOBAL NOTE
                     FOR REGULATION S PERMANENT GLOBAL NOTE
                  (Transfers pursuant to Section 2.07(a)(viii))
                              (Euroclear or Cedel)


The Bank of New York
101 Barclay Street, Floor 21 West
New York,  New York 10286
Attn:    Corporate Trustee
         Administration Department

         Re:      American Lawyer Media, Inc.
                  9 3/4% Senior Notes Due 2007 (the "Notes")


                  Reference is hereby made to the Indenture dated as of December 22, 1997 (the "Indenture") between American Lawyer Media, Inc., as Issuer, ALM LLC, Counsel Connect LLC, ALM IP, LLC and ALM Counsel Connect Inc. (the "Guarantors") and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

                  This certificate relates to U.S. $175,000,000 aggregate principal amount of Notes which are held in the form of the Regulation S Temporary Global Note (ISIN No. US027126AA91) with the Depositary to effect the transfer of the security entitlement in such Regulation S Temporary Global Note for a security entitlement in an equivalent aggregate principal amount of the Regulation S Permanent Global Note.

                  In connection with such request, this is to certify that, based solely on certificates we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount of the Regulation S Temporary Global Note set forth above (our "Member Organizations") substantially to the effect set forth in the Indenture, U.S. $[ ] aggregate principal amount of the Notes is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source or any other person deemed a "U.S. person" under Regulation S under the Securities Act of 1993, as amended.

                  We further certify (i) that we are not making available herewith for exchange (or if relevant, exercise of any rights of collection of any interest) any portion of the Regulation S Global Note excepted in such certificates and (ii) that, as of the date hereof, we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights of collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

                  We understand that this certificate is required in connection with certain laws, and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

                                                           Very truly yours,


                                                           [MORGAN GUARANTY
                                                           TRUST COMPANY OF NEW
                                                           YORK, BRUSSELS OFFICE
                                                           AS OPERATOR OF THE
                                                           EUROCLEAR SYSTEM]

                                                           [CEDEL BANK, SOCIETE
                                                           ANONYME]


                                                           By:
                                                              ------------------
                                                           Name:
                                                           Title:

Dated:


cc:    American Lawyer Media, Inc.
       600 Third Avenue
       New York, New York  10016
       Attn:  Randall J. Weisenburger

                                                                       EXHIBIT I


                      FORM OF CERTIFICATE FOR TRANSFERS OF
                     REGULATION S PERMANENT GLOBAL NOTE FOR
                         TRANSFER RESTRICTED SECURITIES
                  (Transfers pursuant to Section 2.07(a)(viii))
                                  (Transferor)


The Bank of New York
101 Barclay Street, Floor 21 West
New York, New York  10286
Attn:  Corporate Trustee
       Administration Department

         Re:      American Lawyer Media, Inc.
                  9 3/4% Senior Notes Due 2007 (the "Notes")

                  Reference is hereby made to the Indenture dated as of December 22, 1997 (the "Indenture") between American Lawyer Media, Inc., as Issuer, ALM LLC, Counsel Connect LLC, ALM IP, LLC and ALM Counsel Connect Inc. (the "Guarantors") and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the respective meanings given them in the Indenture.

                  This certificate relates to U.S. $175,000,000 aggregate principal amount of Notes which are held in the form of the Regulation S Permanent Global Note (ISIN No. US02712AA91) with the Depositary in the name of [name of transferor] (the "Transferor") to effect the transfer of the security entitlement in such Regulation S Permanent Global Note for a security entitlement in an equivalent aggregate principal amount of Transfer Restricted Securities.

                  In connection with such request, and in respect of such Notes, we confirm that:

                  1 We are either not a U.S. person (as defined below) or we have purchased our security entitlement in the above referenced Regulation S Permanent Global Note in a transaction that is exempt from the registration requirements under the Securities Act.

                  2. We are delivering this certificate in connection with obtaining a security entitlement in Transfer Restricted Securities in exchange for our security entitlement in the Regulation S Permanent Global Note.

                  For purposes of this certificate, "U.S. person" means (i) any individual resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any estate of which an executor or administrator is a U.S. person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-U.S. person who has sole or shared investment discretion with respect to its assets), (iv) any trust of which any trustee is a U.S. person (other than a trust of which at least one trustee is a non-U.S. person who has sole or shared investment discretion with respect to its assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person), (v) any agency or branch of a foreign entity located in the United States, (vi) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person, (vii) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States (other than such an account held for the benefit or account of a non-U.S. person), (viii) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act (unless it is organized or incorporated, and owned, by accredited investors within the meaning of Rule 501 (a) under the Securities Act who are not natural persons, estates or trusts); provided, however, that the term "U.S. person" shall not include (A) a branch or agency of a U.S. person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business, (B) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country and (C) the international organizations set forth in Section 902(o)(7) of Regulation S under the Securities Act and any other similar international organizations, and their agencies, affiliates and pension plans.

                  We irrevocably authorize you to produce this certificate or a copy hereof to any interested party in any administrative or other proceedings with respect to the matters covered by this certificate.

                                                Very truly yours,

                                                [TRANSFEROR]

                                                By:
                                                   --------------------------
                                                   Name:
                                                   Title:

                                                To be completed by the account
                                                holder as, or as agent for, the
                                                beneficial owner(s) of the Notes
                                                to which this certificate
                                                relates.

Dated:

cc:    American Lawyer Media, Inc.
       600 Third Avenue

       New York, New York  10016
       Attn:  Randall J. Weisenburger

                                                                       EXHIBIT J

                         RESTRICTED SUBSIDIARY GUARANTEE

                  Every Guarantor listed below (hereinafter referred to as the "Guarantors," ) which term includes any successor or assign under the Indenture by and among American Lawyer Media, Inc., a Delaware corporation (the "Company"), the Guarantors party thereto and The Bank of New York, as trustee (the "Indenture") and any additional Guarantors), has irrevocably and unconditionally guaranteed (i) the due and punctual payment of the principal of, premium, if any, and interest on the 9 3/4% Senior Notes due 2007 (the "Notes") of the Company, whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, and premium if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes, and the due and punctual performance of all other obligations of the Company, to the Holders or the Trustee all in accordance with the terms set forth in Article X of the Indenture, (ii) the payment of Liquidated Damages (as defined in the Registration Rights Agreement dated December 22, 1997 between the Company, the Guarantors and the Initial Purchasers), if any, as required by
Section 5 of the Registration Rights Agreement),(iii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and (iv) the payment of any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Subsidiary Guarantee.

                  The obligations of each Guarantor to the Holder and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee.

                  No stockholder, officer, director or incorporator, as such, past, present or future of each Guarantor shall have any liability under this Subsidiary Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

                  This is a continuing Subsidiary Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Company's obligations under the Notes and Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Subsidiary Guarantee of payment and not of collectibility.

                  This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                  The Obligations of each Guarantor under its Subsidiary Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

                  THE TERMS OF ARTICLE X OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

                  Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

                                                     Guarantor:


                                                     By:
                                                        ------------------------
                                                       Name:
                                                       Title:

                                                                       EXHIBIT K


                         FORM OF SUPPLEMENTAL INDENTURE



                  SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of _________, __ between __________ (the "Additional Guarantor"), American Lawyer Media, Inc., a Delaware corporation (the "Company"), ALM LLC, Counsel Connect LLC, ALM IP, LLC and ALM Counsel Connect Inc. (the "Guarantors") and The Bank of New York, a New York banking corporation, as trustee under the indenture referred to below (the "Trustee").

                                   WITNESSETH

                  WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of December 22, 1997, providing for the issuance of an aggregate principal amount of $175,000,000 of 9 3/4% Series A and Series B Senior Notes due 2007 (the "Notes");

                  WHEREAS, Section 4.15 of the Indenture provides that under certain circumstances the Company and the Guarantors are required to cause the Additional Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Additional Guarantor shall unconditionally guarantee all of the Company's Obligations under the Indenture and the Notes pursuant to a guarantee (the "Additional Guarantee") on the terms and conditions of the Guarantee by the Guarantors in Article X of the Indenture and on the other terms and conditions set forth herein; and

                  WHEREAS, pursuant to Section 9.01(e) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:


         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  2. AGREEMENT TO GUARANTEE. The Additional Guarantor hereby agrees, jointly and severally with all other guarantors, to guarantee the Company's Obligations under the Indenture and the Notes on the terms and subject to the conditions set forth herein and in Article X of the Indenture (including the obligation to pay Liquidated Damages under the provisions of the Registration Rights Agreement) and to be bound by all other applicable provisions of the Indenture. Pursuant to Section 10.02 of the Indenture, the

Additional Guarantor agrees that the Subsidiary Guarantees set forth in Article X of the Indenture, as supplemented by its agreement to guarantee contained herein, shall remain in full force and effect and apply to all of the Notes notwithstanding any failure by the Additional Guarantor to endorse on such Note a notation of the Subsidiary Guarantee.

                  3. RELEASE OF ADDITIONAL GUARANTOR. In the event that the holders of the Company's Other Indebtedness which is guaranteed by the Additional Guarantor release the Additional Guarantor from its guarantee in respect of such Other Indebtedness, except a discharge or release by or as a result of any payment under the guarantee of such Other Indebtedness by the Additional Guarantor, the Additional Guarantor shall be automatically and unconditionally released and discharged from its obligations under this Additional Guarantee; provided however, if, after such release, any guarantee under such Other Indebtedness is subsequently reincurred or reinstated, then such Additional Guarantor reincurring or reinstating such guarantee under such Other Indebtedness shall execute and reinstate its Additional Guarantee hereunder.

                  Upon receipt of an Officers' Certificate, the Trustee shall execute any documents reasonably requested by the Company, the Guarantors or the Additional Guarantor in order to evidence the release of such Additional Guarantor from its obligations under the Additional Guarantee.

                  4. NO RECOURSE AGAINST OTHERS. No direct or indirect stockholder, employee, officer or director, as such, past, present or future of the Company, the Guarantors or the Additional Guarantor or any successor entity shall have any personal liability for any Obligations of the Company, the Guarantors or the Additional Guarantor or any successor entity under the Additional Guarantee, by reason of his or its status as such stockholder, employee, officer or director.

         Each Holder by accepting a Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Notes.

                  5. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

                  6. COUNTERPARTS. This Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                                            [ADDITIONAL GUARANTOR]


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

Attest:


-----------------------------                  (SEAL)
Name:
Title:





                                            AMERICAN LAWYER MEDIA, INC.



                                            By:
                                               --------------------------------
                                                Name:
                                                Title:


Attest:


-----------------------------                  (SEAL)
Name:
Title:

                                            ALM LLC


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

Attest:


-----------------------------                  (SEAL)
Name:
Title:


                                            COUNSEL CONNECT LLC


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:


Attest:


-----------------------------                  (SEAL)
Name:
Title:

                                    ALM IP, LLC


                                    By:
                                       -----------------------------
                                    Name:
                                    Title:


Attest:


----------------------------          (SEAL)
Name:
Title:

                                    ALM COUNSEL CONNECT INC.


                                    By:
                                       --------------------------------
                                    Name:
                                    Title:


Attest:


-------------------------------             (SEAL)
Name:
Title:

                                    THE BANK OF NEW YORK,
                                    as Trustee


                                    By:
                                       --------------------------------
                                    Name:
                                    Title:


Attest:


-------------------------------                 (SEAL)
Name:
Title: